UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.24a-12

EVERGREEN SOLAR, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

138 Bartlett Street, Marlboro, MA 01752
www.evergreensolar.com

May 13, 2008

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders on June 18, 2008 at the Courtyard by Marriott, 75 Felton Street, Marlboro, MA 01752 at 10:00 a.m. The meeting will commence with a discussion and voting on matters set forth in the accompanying Notice of Annual Meeting of Stockholders followed by presentations and a report on Evergreen Solar’s 2007 performance.

The Notice of Annual Meeting of Stockholders and a Proxy Statement, which more fully describe the formal business to be conducted at the meeting, follow this letter. A copy of our Annual Report to Stockholders is also enclosed for your information.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. After reading the Proxy Statement, please promptly submit your proxy as promptly as possible by following the instructions on the enclosed proxy card.

We look forward to seeing you at the annual meeting.

Sincerely yours,

Richard M. Feldt
President, Chief Executive Officer
and Chairman of the Board

138 Bartlett Street, Marlboro, MA 01752
www.evergreensolar.com

___________

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on June 18, 2008
___________

To the Stockholders of Evergreen Solar, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of Evergreen Solar, Inc., a Delaware corporation, will be held at 10:00 a.m., local time, on Wednesday, June 18, 2008, at the Courtyard by Marriott, 75 Felton Street, Marlboro, MA 01752, to consider and act upon the following proposals:

1.	To re-elect one member of the Board of Directors, nominated by the Board of Directors, to serve as a Class II Director for a term of three years or until his or her successor is duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current year;

3.	To approve an increase in the total number of authorized shares of our common stock from 150,000,000 to 250,000,000;

4.	To approve the amendment and restatement of our 2000 Stock Option and Incentive Plan;

5.	To approve an amendment of our 2000 Employee Stock Purchase Plan; and

6.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     Proposal One relates solely to the re-election of a Class II Director nominated by the Company and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company.

     Only stockholders of record at the close of business on May 2, 2008 are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

MICHAEL EL-HILLOW
Secretary

Marlboro, Massachusetts
May 13, 2008

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 18, 2008. The proxy statement and annual report to security holders are available on our website at www.evergreensolar.com, Investors, Annual Meeting Materials.

Appendices

Appendix A – Amended and Restated Audit Committee Charter
Appendix B – Certificate of Amendment of Certificate of Incorporation
Appendix C – Amended and Restated 2000 Stock Option and Incentive Plan
Appendix D – Amendment of the Amended and Restated 2000 Employee Stock Purchase Plan

i

___________

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
May 13, 2008
___________

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Evergreen Solar, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Wednesday, June 18, 2008 at 10:00 a.m., local time, at the Courtyard by Marriott, 75 Felton Street, Marlboro, MA 01752, or at any adjournments or postponements thereof. Our Annual Report to Stockholders for the fiscal year ended December 31, 2007, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the meeting. This Proxy Statement and the accompanying notice and form of proxy are being mailed to stockholders on or about May 13, 2008. Evergreen Solar, Inc. is referred to herein as “Evergreen Solar”, the “Company”, “we”, “us” or “our”.

Record Date, Share Ownership

     The Board of Directors has fixed the close of business on May 2, 2008 as the record date. Accordingly, only holders of record of our common stock as of the close of business on the record date will be entitled to notice of, and to vote at, the meeting or an adjournment thereof. As of April 16, 2008, an aggregate of 121,450,173 shares of our common stock were issued and outstanding.

Quorum Requirement

     The quorum requirement for holding the meeting and transacting business is that holders of a majority of the outstanding shares of our common stock entitled to vote must be present in person or represented by proxy. If the shares present, in person and by proxy, do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. Shares that are voted “FOR,” “AGAINST” or “WITHHELD” are treated as being present at the meeting for purposes of determining the presence of a quorum. In addition, both abstentions and broker non-votes are counted as present or represented for purposes of determining the presence of a quorum.

Voting and Proxies

     The holders of common stock are entitled to one vote per share on any proposal presented at the meeting. Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting.

     Voting Procedures for Record Holders

     If you hold a stock certificate in your name for our common stock or if you have been granted unvested restricted stock awards, you are the owner of record. If you attend the meeting, you may vote in person. If you want to vote by proxy, there are three ways you may vote, each of which is valid under Delaware law, our state of incorporation:

1.	Access the Internet address on the proxy card and follow the instructions at that site,

2.	Call the toll-free telephone number listed in the voting instructions attached to the proxy card and follow the telephone prompts, OR

3.	Complete, sign, date, and return the enclosed proxy card to the address provided on the proxy card.

     Please have the voting form in hand when voting by Internet or telephone.

     Voting Procedures for Shares in Street Name

     If your shares of our common stock are held in the name of a brokerage house or financial institution, you are a beneficial owner and the brokerage house or the financial institution holding your shares is the record holder. This is often referred to as being held in “street name.” You must follow the voting directions given by the brokerage house or financial institution.

     Revocation of Proxy

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with our Secretary, before the taking of the vote at the meeting, a written notice of revocation bearing a later date than the date of the proxy to be revoked, (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the meeting, or (3) attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Evergreen Solar, Inc., 138 Bartlett Street, Marlboro, MA 01752, Attention: Michael El-Hillow, Secretary, at or before the taking of the vote at the meeting.

Votes Required

     Votes Required for Proposal One

     In the election of directors, the person receiving the highest number of “FOR” votes at the meeting will be elected.

     Votes Required for Proposal Three

     The affirmative vote of a majority of the outstanding shares of our common stock is required to approve the proposal to amend our certificate of incorporation to increase the number of authorized shares of our common stock from 150,000,000 to 250,000,000.

     Votes Required for Proposal Two, Four and Five and all other Proposals

     The ratification of our independent registered public accounting firm, approval of the increase in shares available for grant under our stock plan and all other proposals require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the meeting. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

Proxies

     The persons named as attorneys-in-fact in the proxies, Richard M. Feldt and Michael El-Hillow, were selected by the Board of Directors and are executive officers of the Company. All properly executed proxies returned in time to be counted at the meeting will be voted. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee’s name in the space provided on the proxy. All proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, the enclosed proxy card (or any signed and dated copy thereof) will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting.

     The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

     Your vote is very important. For this reason, the Board of Directors is requesting that you allow your common stock to be represented at the meeting by the proxies named on the enclosed proxy card. This Proxy Statement and form of proxy are being sent to you in connection with this request and have been prepared for the Board of Directors by our management.

Proxy Solicitation Costs

     The Company is bearing the cost of preparing, assembling, printing and mailing these proxy materials and soliciting votes. We have engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $20,000 in the aggregate.

     If you choose to vote over the Internet, you are responsible for Internet access charges that you incur. If you choose to vote by telephone, you are responsible for charges you may incur.

Other Information

     Our Annual Report on Form 10-K for the fiscal year 2007 is being mailed to stockholders along with this Proxy Statement. STOCKHOLDERS MAY REQUEST ANOTHER FREE COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR 2007, EXHIBITS THERETO AND OTHER FINANCIAL INFORMATION BY CONTACTING EVERGREEN SOLAR, INC., 138 BARTLETT STREET, MARLBORO, MA 01752, ATTENTION: MICHAEL EL-HILLOW, SECRETARY.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of our common stock as of April 16, 2008, or the measurement date, by: (i) each person who is known by us to own beneficially more than 5% of the outstanding shares of common stock; (ii) each of our directors; (iii) each of our executive officers named in the Summary Compensation Table below; and (iv) all of our current directors and executive officers as a group. Unless otherwise indicated, the address for each beneficial owner is c/o Evergreen Solar, Inc., 138 Bartlett Street, Marlboro, Massachusetts 01752.

	Number	Percentage
	of Shares	of Shares of
	Beneficially	Common
Name and Address of Beneficial Owner	Owned (1)	Stock (2)
5% Stockholders:
DC Chemical Co., Ltd. (3)	15,698,125	12.9%
Oriental Chemical Building
50, Sogong-dang, Jong-gu, Seoul, 100-718 Korea
FMR LLC (4)	13,747,561	11.3%
82 Devonshire Street
Boston, MA 02109
Legg Mason Capital Management, Inc.(5)	6,435,700	5.3%
100 Light Street
Baltimore, MD 21202
Current Executive Officers and Directors:
Richard M. Feldt (6)	2,793,490	2.3%
Michael El-Hillow (7)	377,442	*
Rodolfo Archbold (8)	256,000	*
Dr. J. Terry Bailey (9)	349,989	*
Richard G. Chleboski (10)	689,034	*
Gary T. Pollard (11)	300,953	*
Carl Stegerwald	102,600	*
Dr. Brown F. Williams (12)	459,613	*
Tom L. Cadwell (13)	26,270	*
Allan H. Cohen (14)	46,875	*
Dr. Peter W. Cowden (15)	29,644	*
Edward C. Grady (16)	38,125	*
All current executive officers and directors as a group (12 persons) (17)	5,470,035	4.4%
____________________

*	Less than one percent of the outstanding shares of class.

(1)	The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.

(2)	Applicable percentage ownership is based upon 121,450,173 shares of common stock outstanding as of the measurement date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares of common stock subject to options currently exercisable or exercisable within 60 days after the measurement date are deemed outstanding for computing the percentage ownership of the person holding such options, as the case may be, but are not deemed outstanding for computing the percentage ownership of any other person.

(3)	DC Chemical Co., Ltd. reported sole voting power and sole dispositive power over all 15,698,125 shares beneficially owned. Includes 10,750,000 shares of restricted common stock. The restrictions on these shares will be removed when 500,000 kilograms of polysilicon are delivered to us by DC Chemical Co., Ltd.

(4)	FMR LLC reported sole voting power over 700 shares, shared voting power over no shares and sole dispositive power over all 13,747,561 shares beneficially owned.

(5)	Legg Mason Capital Management, Inc. reported shared voting power and shared dispositive power over all 6,435,700 shares beneficially owned.

(6)	Includes 1,900,500 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

(7)	Includes 22,442 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

(8)	Includes 1,000 shares of common stock held by spouse.

(9)	Includes 110,000 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

(10)	Includes 452,234 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

(11)	Includes 66,250 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

(12)	Includes 102,960 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

(13)	Includes 16,270 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

(14)	Includes 36,875 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

(15)	Includes 19,644 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

(16)	Includes 28,125 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date. Mr. Grady’s address is 922 Tyner Way, PO Box 5998, Incline Village, NV 89450.

(17)	Includes 2,755,300 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date and 1,000 shares of common stock held by spouse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons, the reporting persons, are required by regulations of the SEC to furnish us with copies of all filings. Based solely on our review of the copies of such filings received by us with respect to the year ended December 31, 2007, or written representations by the reporting persons that no filings were required, we believe that all reporting persons complied with their Section 16(a) filing requirements during the year ended December 31, 2007, with the exception of one Form 4 filing by each of Messrs. Archbold, Grady, Cadwell, Cohen, Cowden and Wilson, each of which was filed one day late, and one Form 4 filing by each of Messrs. Stegerwald and Williams, which were filed 8 and 30 days late, respectively. All of the foregoing late filings were due to administrative errors. In addition, DC Chemical., Ltd. reported on a Form 4 filed on March 25, 2008 the conversion of shares of our series b preferred stock into shares of our common stock that occurred on May 16, 2007. We are not aware of the reason for the delay in DC Chemical’s filing.

PROPOSAL ONE

ELECTION OF DIRECTORS

     Our Board of Directors currently consists of five members and is divided into three classes, with each director serving a three-year term and one class being elected at each year’s annual meeting of stockholders.

     One Class II Director will be elected at this meeting for a term of three years. The Class II nominee is Allan H. Cohen, who is currently serving as a Class II Director. Shares represented by all proxies received by the Board of Directors and not marked to withhold authority to vote for the nominee will be voted “FOR” the election of Mr. Cohen, to hold office until the meeting to be held in 2011.

     The nominee has indicated his willingness to serve, if elected; however, if any nominee should be unable or unwilling to serve, the proxies may vote for the election of a substitute nominee designated by the Board of Directors.

Vote Required and Recommendation of the Board of Directors

     The person receiving the highest number of “FOR” votes represented by shares of the Company’s common stock present in person or represented by proxy and entitled to be voted at the meeting will be elected.

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION TO THE BOARD OF DIRECTORS OF THE NOMINEE LISTED BELOW.

     The following table sets forth for each nominee to be elected at the meeting and for each director whose term of office will extend beyond the meeting, the year each such nominee or director was first elected a director, the positions currently held by each nominee or director with us, the year each nominee’s or director’s term will expire and the class of director of each nominee or director:

Nominee’s or Director’s Name
and Year Nominee or Director		Year Term	Class of
First Became a Director	Position(s) Held with the Company	Will Expire	Director
Nominee:
Allan H. Cohen (2005)	Director	2011	II
Continuing Directors:
Tom L. Cadwell (2007)	Director	2009	III
Dr. Peter W. Cowden (2006)	Director	2009	III
Richard M. Feldt (2003)	Chief Executive Officer, President
	and Director	2010	I
Edward C. Grady (2005)	Lead Outside Director	2010	I

DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information regarding the Company’s directors and executive officers. The age of each director and executive officer listed below is given as of May 2, 2008. The Company’s stockholders elect members of the Board of Directors to serve until their respective successors are elected and qualified or until earlier resignation or removal.

Name	Age	Position
Richard M. Feldt	56	Chief Executive Officer, President and
		Chairman of the Board of Directors
Rodolfo Archbold	54	Vice President, Operations
Dr. J. Terry Bailey	53	Senior Vice President, Marketing and Sales
Richard G. Chleboski	42	Vice President, Strategy
		and Business Development
Michael El-Hillow	56	Chief Financial Officer and Secretary
Gary T. Pollard	48	Vice President, Human Resources
Carl Stegerwald	56	Vice President, Construction Management
		and Facilities Engineering
Dr. Brown F. Williams	67	Vice President, Science and Engineering
Tom L. Cadwell (1)(2)	62	Director
Allan H. Cohen (1)(3)	58	Director
Dr. Peter W. Cowden (2)(3)	57	Director
Edward C. Grady (1)(2)(3)	61	Lead Outside Director
____________________

(1)	Member of the Audit Committee.

(2)	Member of the Nominating and Corporate Governance Committee.

(3)	Member of the Compensation Committee.

Class II Director Nominee (Term Expiring in 2011):

     Allan H. Cohen has served as a director since September 2005. Mr. Cohen has been a senior member of the restructuring team of Arthur Andersen LLP, or Andersen, since May 2002 and is one of a small number of individuals with the continued responsibility for the winding down of Andersen’s professional services activities. Mr. Cohen was a partner with Andersen from 1984 through August 2002, serving in a variety of management roles. From 1996 to 2002, he served as the Tax Practice Director for Andersen’s northeast region (consisting of New York, New Jersey and New England) practice. From 1997 to 2002, Mr. Cohen served on both U.S. and global leadership teams with additional responsibility for knowledge and technology needs for Andersen Worldwide Société Coopérative’s tax and legal practices. Since July 2005, Mr. Cohen has served on the board of directors of Plexus Financial Technologies, LLP, an early stage financial services software company. Beginning in May 2008, Mr. Cohen will serve on a part-time basis as the Director of Risk Management of Vitale, Caturano & Company, Ltd., New England’s largest accounting firm. He is also the President (through June 2008) of Temple Shalom of Newton, an 850 member Reform Jewish Congregation in the suburban Boston area. Mr. Cohen received his MBA from Rutgers Graduate School of Management in 1973 and his BA in Economics, with honors, from Rutgers College in 1972. Mr. Cohen is a Certified Public Accountant.

Class III Directors (Term Expiring in 2009):

     Tom L. Cadwell has served as a director since April 2007. Mr. Cadwell is currently President and Chief Executive Officer of Confluence Solar, Inc., a private company formed to provide substrate materials to the solar industry. He has also served as the Executive Vice Chairman of the Board of Directors of Integrated Materials, Inc., a manufacturer of pure polysilicon products vital to semiconductor diffusion processes, since December 2006. From December 2002 until November 2006, Mr. Cadwell served as the President and Chief Executive Officer of Integrated Materials, Inc. From 2000 until February 2002, Mr. Cadwell served as the President and Chief Executive Officer of Tecstar, Inc., or Tecstar, a leader in metal organic chemical vapor deposition processes for solar cells for satellite power systems as well as light emitting diodes for leading edge applications. Prior to joining Tecstar, Mr. Cadwell held executive level positions in the semiconductor equipment and silicon wafer industries. Mr. Cadwell holds an MBA from Saint Louis University and a BS in Civil Engineering from the University of Missouri at Rolla.

      Dr. Peter W. Cowden has served as a director since October 2006. Dr. Cowden is the Founder and President of EDI, an executive level coaching and organizational consulting firm. His clients include Fortune 500 companies, venture backed startups and private equity firms. He started EDI in February 1998. Dr. Cowden’s corporate career includes five years as a corporate human resource executive with Eastman Kodak Company. Dr. Cowden has also held senior human resource positions with Agfa/Compugraphics and Stone & Webster Engineering Corporation. Dr. Cowden received his doctorate degree from Harvard University in 1977, a master’s degree from Yale University in 1976 and a bachelor’s degree from Claremont Men’s College in 1972.

Class I Directors (Term Expiring in 2010):

     Richard M. Feldt has served as President and Chief Executive Officer and a director since December 2003 and Chairman of the Board of Directors since January 2007. Previously, he was employed by Perseid, a developer of optical phased array technology created by Raytheon, where he served as Chief Executive Officer in 2002. From 2000 to 2001, Mr. Feldt served as Chief Operating Officer of SupplierMarket.com, a B2B internet supply chain management company that was sold to Ariba. From 1995 to 2000, Mr. Feldt was Senior Vice President and General Manager of Worldwide Operations at Symbol Technologies, a data transaction systems company. In addition, Mr. Feldt has held senior positions at A.T. Cross Company, Eastman Kodak Company and Spectra-Physics, Inc. and has served as a director of ICF International Inc since March 2008. He received a BS in Industrial Engineering from Northeastern University.

     Edward C. Grady has served as a director since September 2005. Mr. Grady was President and Chief Executive Officer of Brooks Automation, Inc., or Brooks, from October 2004 to September 2007 and a director of Brooks from September 2003 to February 2008. From February 2003 until October 2004, Mr. Grady was President and Chief Operating Officer of Brooks. From October 2001 until February 2003, Mr. Grady served as a consultant to Brooks. From September 2000 until January 2003, Mr. Grady was a principal at Propel Partners LLC, an investment firm headquartered in Palo Alto, California. From December 1994 through February 2003, Mr. Grady served in a variety of positions for KLA-Tencor Corp., including Executive Senior Business Advisor from September 2001 until February 2003 and Executive Group Vice President from March 1998 until September 2001. Prior to joining KLA-Tencor Corp., Mr. Grady was the President and Chief Executive Officer of Hoya Micro Mask. Mr. Grady also currently serves on the board of directors of Verigy Ltd, Molecular Imprints, Inc., Integrated Materials Inc. and Finesse LLC. Mr. Grady received his MBA from the University of Houston in 1980 and a BS in Engineering from Southern Illinois University in 1972.

Non-Director Executive Officers:

     Rodolfo Archbold has served as our Vice President, Operations since July 2007. Prior to joining us, Mr. Archbold served as an independent consultant to OEM’s and contract manufacturing companies from September 2006 to June 2007. He served as an operations consultant at Teradyne, Inc., a manufacturer of semiconductor test equipment, from September 2004 to September 2006. From September 2002 to March 2005, he served as vice president of technology and business development at NYPRO, a plastic injection molding company. Prior to joining NYPRO, Mr. Archbold served as Executive Vice President of Manufacturers Services Limited from December 1997 to March 2002, and Vice President of Manufacturers Services Limited from October 1995 to December 1997. In addition, he served as a Director of Mid-Range Service Products at Hewlett-Packard/Digital Equipment Corporation from October 1983 to October 1995. Mr. Archbold received a BS in Chemical Engineering from the University of Puerto Rico and an MBA from New York University.

     Dr. J. Terry Bailey has served as Senior Vice President, Marketing and Sales since August 2004. Prior to this position, Dr. Bailey was a consultant for GE Power Systems from April 2004 to August 2004. From February 2003 to April 2004, Dr. Bailey served as Vice President of Marketing and Sales for AstroPower, Inc., a leading solar technology supplier which filed for bankruptcy protection shortly after his commencement of employment and was acquired by General Electric in August 2004. Prior to that, Dr. Bailey served as the President and Chief Executive

Officer of Solus Micro Technologies from February 1999 to November 2002. Dr. Bailey earlier served as Executive Vice President, Chief Operating Officer of NEC Technologies, Inc., or NEC Technologies, a wholly owned subsidiary of NEC Corporation. Dr. Bailey earlier served as Senior Vice President, Marketing and Sales at NEC Technologies. Prior to joining NEC Technologies, Dr. Bailey was an executive at Apple Inc., or Apple, where he served in various positions, including Senior Vice President and General Manager for Apple’s Imaging Division. Dr. Bailey received a Ph.D. in Analytical Chemistry from Florida State University, specializing in nuclear magnetic resonance research and computer system graphics integration, and he received a BS in Chemistry from the University of Alabama.

     Richard G. Chleboski has served as Vice President of Strategy and Business Development since December 2007. Prior to his current position he served as Vice President of Worldwide Expansion from February 2006 to December 2007, Treasurer from August 1994 to February 2006 and Secretary from May 2000 to February 2006. Mr. Chleboski served as Chief Financial Officer from August 1994 until February 2006. From June 1995 until May 2003, Mr. Chleboski served as one of our directors. From July 1987 until February 1994, Mr. Chleboski worked at Mobil Solar Energy Corporation, the solar power subsidiary of Mobil Corporation, where he was a Strategic Planner from March 1991 until February 1994 and a Process Engineer from 1987 until 1991. Mr. Chleboski received an MBA from Boston College and a BS in Electrical Engineering from the Massachusetts Institute of Technology.

     Michael El-Hillow served as Chairman of the Board of Directors from September 2005 to December 2006, and served as a director from August of 2004 until December 2006. Effective January 2007, Mr. El-Hillow was appointed Chief Financial Officer and Secretary, and resigned from our Board of Directors. Mr. El-Hillow was Chief Financial Officer of MTM Technologies, Inc. from January 2006 to September 2006. Mr. El-Hillow was Executive Vice President and Chief Financial Officer of Advanced Energy from October 2001 to December 2005. Prior to joining Advanced Energy, he was Senior Vice President and Chief Financial Officer of Helix Technology Corporation, a major supplier of high-vacuum products principally to the semiconductor capital equipment industry, from 1997 until 2001. Prior to joining Helix, he was Vice President of Finance, Treasurer and Chief Financial Officer at A.T. Cross Company and an audit partner at Ernst & Young. Mr. El-Hillow received an MBA from Babson College and a BS in Accounting from the University of Massachusetts and he is a Certified Public Accountant.

     Gary T. Pollard has served as Vice President, Human Resources since June 2004. Prior to joining us, Mr. Pollard worked as an independent consultant for regional and international companies in the high technology, healthcare, pharmaceuticals and food services sectors, developing hiring, recruitment and human resource programs, and designing benefit plans. From 1996 to 2002, he served as Vice President of Human Resources for The Mentor Network, a Boston-based company, which had 6,000 employees spread across 150 locations in 22 states at the time he left such company. He was also Vice President of Human Resources for Advantage Health Corporation, and Director of Human Resources for Critical Care America. He has also held positions at Signal Capital Corporation, Martin Marietta Aerospace and General Electric Information Services. Mr. Pollard received a BA in Economics from Saint Michael’s College.

     Carl Stegerwald has served as our Vice President, Construction Management and Facilities Engineering since December 2007. Prior to joining us, Mr. Stegerwald was the sole owner of North Bridge Properties, LLC, a real estate investment, development and consulting firm that provided project management services to our Devens I facility. Mr. Stegerwald served as a Senior Vice President of Meridian Investment Management, Inc., or Meridian, and directed its real estate investment and operational activities, including facilities leasing and acquisition and property management, from 1997 to 2006, and was with Meridian’s predecessor from 1996 to 1997. Prior to that, Mr. Stegerwald served for 17 years in corporate real estate planning and acquisition and design and construction with Digital Equipment Corporation. Mr. Stegerwald received a BS in Civil Engineering from Villanova University and an MBA from Northeastern University.

     Dr. Brown F. Williams has served as Vice President, Science and Engineering since November 2004. Dr. Williams served as a director from 1999 and as Chairman of our Board of Directors from January 2004 until resigning from our Board of Directors in November 2004. From 1990 to 2003, Dr. Williams served as Chief Executive Officer and Chairman of the Board of Directors of Princeton Video Image, Inc., a company he founded in 1990. From 1988 to 1990, Dr. Williams was an independent consultant to venture capital firms. Dr. Williams has also held several research and managerial positions at RCA Laboratories from 1966 to 1998. He received his Ph.D., M.A. and A.B. degrees in Physics from the University of California Riverside and was both a University of California Regents Fellow and a National Science Foundation Fellow.

CORPORATE GOVERNANCE AND BOARD AND COMMITTEE MATTERS

Independence of Members of the Board of Directors and Committees

     The Board of Directors has determined that each of Messrs. Cadwell, Cohen and Grady and Dr. Cowden has no relationship with the Company other than as a stockholder and as a director, and each is independent within the meaning of our director independence standards and the applicable Nasdaq director independence standards for service on the Board of Directors and the applicable committee’s of the Board of Directors. Our director independence standards are contained in the Board of Directors’ Corporate Governance Guidelines, a copy of which is available under the “Investors” section of our website at www.evergreensolar.com.

Board of Directors Meetings

     The Board of Directors met 12 times (including telephonic meetings) during the fiscal year ended December 31, 2007. During the fiscal year ended December 31, 2007, each of our directors attended at least seventy-five percent (75%) of the total number of meetings of the Board of Directors (held during the period for which each has been a director) and all committees of the Board of Directors on which each served (during the periods that each served). Independent members of the Board of Directors of the Company meet in executive session without management present and are scheduled to do so at least four times during fiscal year 2008.

Policy on Director Attendance at Annual Stockholder Meetings

     Our policy on director attendance at annual stockholder meetings is that all directors are expected to prepare for, attend in person and participate in our annual stockholder meetings. Each director then in office attended our 2007 annual stockholder meeting in person.

Security Holder Communications with the Board of Directors

     The Board of Directors provides to every security holder the ability to communicate with the Board of Directors, as a whole, and with individual directors on the board, through an established process for security holder communication as follows:

     For communication directed to the Board of Directors as a whole, security holders may send such communication to the attention of the Chairman of the Board via U.S. Mail or Expedited Delivery Service to the address below:

Evergreen Solar, Inc.
138 Bartlett Street
Marlboro, Massachusetts 01752
Attn: Chairman of the Board of Directors

     For communication directed to an individual director in his or her capacity as a member of the Board of Directors, security holders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to the address below:

Evergreen Solar, Inc.
138 Bartlett Street
Marlboro, Massachusetts 01752
Attn: [Name of Individual Director]

     We will forward by U.S. Mail any such security holder communication to each director, and the Chairman of the Board in his or her capacity as a representative of the Board of Directors, to whom such security holder communication is addressed to the address specified by each such director and the Chairman of the Board.

     More information regarding Security Holder – Board Communications is contained in our Policy Governing Director Nominations and Security Holder – Board Communications which is available as an Annex to our Nominating and Corporate Governance Committee Charter, a copy of which is available under the “Investors” section of our website at www.evergreensolar.com or may be obtained by written request sent to Evergreen Solar, Inc., 138 Bartlett Street, Marlboro, Massachusetts 01752.

Audit Committee

     The Audit Committee of the Board of Directors, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, currently consists of Messrs. Cohen (Chair), Cadwell and Grady. On March 11, 2008, the Board of Directors changed the composition of the Audit Committee, which previously consisted of Messrs. Cohen and Cadwell and Dr. Wilson, following Dr. Wilson’s resignation from the Board of Directors. Each of the members of the Audit Committee is independent within the meaning of our director independence standards and the applicable standards of Nasdaq and the SEC for audit committee membership. The Board of Directors has determined that Mr. Cohen is an “audit committee financial expert” under the rules of the SEC.

     The Audit Committee met six times during fiscal 2007. The Audit Committee oversees our accounting and financial functions and periodically meets with our management and independent registered public accounting firm to review internal controls over financial reporting and quarterly and annual financial reports.

     The primary functions of the Audit Committee are to (i) oversee the appointment, compensation and retention of the Company’s independent registered public accounting firm and to oversee the work performed by such accountants; (ii) establish policies for finance and accounting related consulting and advisory work, including but not limited to, tax and internal audit related issues; (iii) assist the Board of Directors in fulfilling its responsibilities by reviewing: (a) the financial reports provided by the Company to the SEC, our stockholders or to the general public, and (b) our internal controls over financial reporting; (iv) recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations; and (v) establish procedures designed to facilitate (a) the receipt, retention and treatment of complaints relating to accounting, internal controls over accounting or auditing matters and (b) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

     The Audit Committee operates under a written charter adopted by the Board of Directors setting out the functions the Audit Committee is to perform, which charter was originally adopted by the Board of Directors in May 2000 and restated most recently in May 2008. A current copy of the Audit Committee Charter is attached hereto as Appendix A and a copy is also available under the “Investors” section of our website at www.evergreensolar.com. The charter of the Audit Committee is reviewed on an annual basis by the Audit Committee.

Compensation Committee

     The Compensation Committee of the Board of Directors currently consists of Dr. Cowden (Chair) and Messrs. Grady and Cohen, each of whom is independent within the meaning of our director independence standards and the applicable standards of Nasdaq and the SEC for Compensation Committee membership. The Compensation Committee met five times during fiscal 2007.

     The Compensation Committee reviews and evaluates the performance of the Company’s Chief Executive Officer and makes recommendations to the Board of Directors for approval regarding the appropriate level of base compensation, bonus and other incentive compensation. The Chief Executive Officer recommends to the Compensation Committee the appropriate level of base compensation, bonus and other incentive compensation for certain senior employees, including all executive officers. The Compensation Committee, in turn, makes recommendations to the Board of Directors for approval. The Compensation Committee is also responsible for establishing general compensation policies and guidelines and for administering and making recommendations and awards under our 2000 Stock Option and Incentive Plan and our 2000 Employee Stock Purchase Plan.

     The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available under the “Investors” section of our website at www.evergreensolar.com.

Compensation Committee Interlocks and Insider Participation

     No current member of the Compensation Committee or person who was a member of such committee at any time during 2007 was at any time during the past year an officer or employee of the Company (or any of its subsidiaries), was formerly an officer of the Company (or any of its subsidiaries), or had any relationship with the Company requiring disclosure herein. The Compensation Committee operates under a written charter adopted by the Board of Directors setting out the functions the Compensation Committee is to perform.

     During the last fiscal year, none of our executive officers served as (i) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of our Board of Directors.

Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee of the Board of Directors was established on April 21, 2004 and currently consists of Messrs. Grady (Chair) and Cadwell and Dr. Cowden, each of whom is independent within the meaning of our director independence standards and the applicable standards of Nasdaq. The Nominating and Corporate Governance Committee met once during fiscal 2007. The Nominating and Corporate Governance Committee is responsible for (i) reviewing and making recommendations to the Board of Directors regarding the composition and structure of the Board of Directors; (ii) establishing criteria for membership on the Board of Directors and evaluating corporate policies relating to the recruitment of members of the Board of Directors; and (iii) establishing, implementing and monitoring policies and processes regarding principles of corporate governance in order to ensure compliance by the Board of Directors with its fiduciary duties to the Company and its stockholders.

     The Nominating and Corporate Governance Committee operates under a written charter (which includes as an appendix the Committee’s Policy Governing Director Nominations and Security Holder – Board Communications) adopted by the Board of Directors, a current copy of which is available under the “Investors” section of our website at www.evergreensolar.com.

Director Nominations

     Nominations by Stockholders

     The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders provided that such recommendations are delivered pursuant to the Policy Governing Director Nominations and Security Holder – Board Communications. A copy of this policy is included as an annex to the Nominating and Corporate Governance Committee Charter available under the “Investors” section of our website at www.evergreensolar.com. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee as nominees for election to the Board of Directors must give written notice to the Nominating and Corporate Governance Committee of the Company via one of three methods: (i) via U.S. Mail or Expedited Delivery to Evergreen Solar, Inc., 138 Bartlett Street, Marlboro, MA 01752, c/o Secretary of the Company; (ii) via facsimile at (508) 229-7722 or (iii) via email to the Chairman of the Nominating and Corporate Governance Committee at nominations@evergreensolar.com. Such notice must set forth all information that is required to be disclosed under applicable rules and regulations of the SEC and the Policy Governing Director Nominations and Security Holder – Board Communications for each person whom such stockholder proposes to nominate. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates director candidates, including the criteria set forth in the Policy Governing Director Nominations and Security Holder – Board Communications, based on whether the candidate was recommended by a stockholder or otherwise.

     Evaluation of Director Candidates

     Generally, the Nominating and Corporate Governance Committee identifies director candidates in consultation with management, through the use of search firms or other advisers, or through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through various means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process, including through interviews. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors.

     The Board of Directors believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board of Directors also believes that its directors should ideally reflect a mix of experience and other qualifications, including adequate experience in disciplines relevant to the business of the Company and freedom from any relationship that would interfere with, or have the appearance of interfering with, the exercise of his or her independent judgment as a member of the Board of Directors.

     The Nominating and Corporate Governance Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, and, for incumbent directors, his or her past performance. The Nominating and Corporate Governance Committee also considers diversity of experience, perspectives and culture on the Board of Directors when it evaluates director candidates and the Board adopted amendments in the Committee’s Policy Governing Director Nominations and Security Holder – Board Communications to more accurately reflect the policy of the Committee with respect to diversity. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval as director nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates for appointment to the committees of the Board of Directors.

Code of Business Conduct and Ethics

     The Board of Directors has adopted a Code of Business Conduct and Ethics for our Chief Executive Officer, Chief Financial Officer and all other members of management, all directors and all of our employees and agents. This Code of Ethics is intended to promote the highest standards of honest and ethical conduct throughout our business, full, accurate and timely reporting, and compliance with law, among other things. A copy of the Code of Business Conduct and Ethics is available under the “Investors” section of our website at www.evergreensolar.com.

     The Code of Business Conduct and Ethics prohibits any waiver from its principles without the prior written consent of the Board of Directors. The Company intends to post on the Company’s website, www.evergreensolar.com, in accordance with the rules of the Securities and Exchange Commission any amendment of, and any waiver from, the Code of Business Conduct and Ethics that applies to our Chief Executive Officer, Chief Financial Officer, or any person performing similar functions.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee has reviewed the audited financial statements of the Company for the fiscal year ended December 31, 2007, and has discussed them with both management and the Company’s independent registered public accounting firm.

     The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. PricewaterhouseCoopers LLP has provided the Audit Committee with written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with the Audit Committee that firm’s independence.

     Based on the review and discussions described above, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

     No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Audit Committee,

THE AUDIT COMMITTEE

Allan H. Cohen (Chair)
Tom L. Cadwell
Edward C. Grady

EXECUTIVE OFFICER COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS

Overview

     Our executive compensation policies are designed to:

  provide compensation that attracts, motivates and retains experienced and well-qualified executives capable of helping us meet our business objectives;

  recognize and reward performance of our executive officers, both as individuals and as members of a cohesive management team, in meeting certain strategic objectives;

  align the interests of our executive team with the corporate strategies and our business objectives; and

  align the interests of our executive team with that of stockholders through long-term equity-based incentives.

     Executive Summary

     Our executive officers receive a compensation package consisting of base salary, incentive cash bonuses, long-term equity incentive awards, and participation in benefit plans generally available to all of our employees including 401(k), life, health, disability and dental insurance. We have chosen these elements of compensation to create a flexible package that reflects the long-term nature of our business and can reward both short and long-term performance of the business and of each executive officer. We also enter into employment agreements with our executive officers that provide for certain severance benefits upon termination of employment following a change of control of the Company.

     In setting executive officer compensation levels, the Compensation Committee, which is comprised entirely of independent directors, is guided by the following considerations:

  recommendations from the Chief Executive Officer based on individual executive performance and benchmarking data;

  our goal of having a portion of each executive officer’s compensation contingent upon the achievement of specific predetermined corporate objectives;

  ensuring compensation levels reflect the Company’s past performance and expectations of future performance;

  ensuring compensation levels are competitive with compensation generally being paid to executives we seek to recruit to ensure our ability to attract and retain experienced and well-qualified executives; and

  ensuring a significant portion of executive officer compensation is paid in the form of equity-based incentives to closely link stockholder and executive interests.

     The Compensation Committee sets target and actual compensation for our Chief Executive Officer using the same considerations it uses for other executive officers.

     The Compensation Committee periodically benchmarks all of the compensation components for our executive officer pay programs with data on individuals in similar positions at other organizations. In 2007, the Compensation Committee also used an executive compensation consulting company, Pearl Meyer & Partners (“PM&P”) to help determine appropriate levels of compensation. PM&P was retained by the Compensation Committee.

     Benchmark Data

     PM&P conducted a comprehensive benchmarking study in 2007 covering the executive officers. The study included data from a number of leading surveys. PM&P compiled benchmark data for companies with revenues between $100 million and $500 million. The data had a heavy weighting on the technology industry since the Company recruits mainly from the semiconductor industry. We believe technology industry practices provide us with appropriate compensation benchmarks, because these companies generally have similar organizational structures and tend to compete with us to attract executives and other employees.

     PM&P also worked with the Compensation Committee to develop a peer group of public companies for use in setting 2008 compensation. The 2007 peer group includes the following companies:

Applied Micro Circuits Corp.	First Solar, Inc.	Opnext, Inc.
Atheros Communications	Hittite Microwave Corporation	Semtech Corporation
ATMI, Inc.	MEMC Electronic Materials, Inc.	SunPower Corporation
Cree, Inc.	Microsemi Corporation	Tessara Technologies, Inc.
Energy Conversion Devices, Inc.	Monolithic Power Systems, Inc.

     The Compensation Committee will periodically reassess the relevance of the peer group companies and will make changes when appropriate.

Executive Compensation Philosophy

     Our executive compensation philosophy is designed to have strong pay-for-performance features. The Committee believes salaries at a lower level are appropriate since salaries are not directly linked to performance. However, individual performance is considered when considering salary increases. By contrast to salary compensation, total annual cash compensation and long-term compensation can be tied to short- and long-term performance objectives. Establishing base salaries at the 50th percentile for our named executive officers has the effect of more heavily weighting the compensation of these executives toward incentive compensation and equity-based compensation. Accordingly, the Compensation Committee generally adhered to the following precepts in establishing pay for its executive officers based on the comprehensive benchmarking study prepared by PM&P.

  Establish salaries at the 50th percentile;

  Set target total cash compensation at the 75th percentile and set corresponding financial goals at the 75th percentile of the market consensus amounts developed from a combination of survey and peer group data; and

  Set long-term incentive grants at the 75th percentile and include long-term incentive vehicles that vest, in part, on attaining performance goals.

Elements of Compensation

Base Salary

     Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executive officers. Fiscal 2007 base salaries for our executive officers were determined by the Compensation Committee after considering the base salary level of the executive officers in prior years, and taking into account for each executive officer the amount of base salary as a component of total compensation. Generally, salary decisions for our executive officers are made at the beginning of each fiscal year. Base salary, while reviewed annually, is only adjusted as deemed necessary by the Compensation Committee in determining total compensation. Base salary levels for each of our executive officers, other than the Chief Executive Officer, were also set based in part upon evaluations and recommendations made by the Chief Executive Officer. In addition, the Compensation Committee took into consideration the benchmarking data presented by PM&P, to generally set the base pay for each of the executive officers at the 50th percentile.

     In fiscal year 2006, the development of our business continued to progress and significant achievements were made across a number of areas important to strengthening the foundation for our future growth and long-term success. Under Mr. Feldt’s leadership, we took noteworthy steps toward launching our EverQ joint venture in Germany and advancing our technology development objectives which have formed the basis of our current independent growth strategy. As a result, in February 2007 Mr. Feldt’s base salary compensation was increased to $400,000, which represented an increase of $100,000 over his annual base salary established in 2006, based on the Compensation Committee’s consideration of the factors described above. Additionally, the decision to increase Mr. Feldt’s base salary was based on the Compensation Committee’s assessment of PM&P’s comprehensive benchmarking study which indicated that Mr. Feldt’s 2006 salary was below the market median salary for chief executive officers. The Compensation Committee determined that it was appropriate to move Mr. Feldt’s salary to the 50th percentile over a two-year period. Accordingly, an additional increase of Mr. Feldt’s base salary to $500,000 was approved and went into effect in February 2008.

     Fiscal 2007 base salaries for our executive officers, other than Mr. Feldt, were determined by the Compensation Committee after considering the base salary level of the executive officers in prior years and taking into account for each executive officer the amount of base salary as a component of total compensation. Base salary levels for each of our executive officers, other than our Chief Executive Officer, were also based upon evaluations and recommendations made by our Chief Executive Officer. These recommendations include an assessment of the individual’s responsibilities, experience, individual performance and contribution to our performance, and also generally take into account the competitive environment for attracting and retaining executives consistent with our business needs and the base salaries of executives at our comparator group of companies as described above.

     The fiscal 2007 annual base salaries of our named executive officers were as follows:

Name	2007 Base Salary
Richard M. Feldt	$400,000
Michael El-Hillow	$325,000
Dr. J. Terry Bailey	$230,000
Richard G. Chleboski	$230,000
Dr. Brown F. Williams	$325,000

     Annual base salaries for our executive officers are set by our Compensation Committee and generally take effect in January or February of each year. We believe that the base salaries paid to our executive officers during our fiscal year 2007 serve our executive compensation objectives, compare favorably to our comparator group of companies and, in light of our overall compensation program, are within our target of providing base compensation at the market median. In addition to the increase in Mr. Feldt’s salary described above, our other executive officers received salary increases ranging from approximately 2% to approximately 9%.

     Annual Incentive

     Annual incentives are designed to reward our executive officers for short-term financial performance and achievement of designated strategic objectives. Therefore, in determining bonus compensation for our executive officers, the Compensation Committee evaluates the achievement of corporate strategic objectives, generally set on a fiscal-year basis, as well as the actual performance of each executive officer. Future incentive compensation, if any, will be awarded based on the factors described above as well as any additional factors the Compensation Committee deems necessary. In addition the Compensation Committee took into consideration the survey data presented by PM&P to set the overall target cash compensation at the 75th percentile.

     We designed our Management Incentive Plan to focus our executives on achieving key corporate financial objectives, and to reward substantial achievement of these company financial objectives, as well as to achieve additional strategic and tactical objectives. The criteria selected linked the incentive compensation to the achievements of measurable corporate performance objectives. The following table sets forth the annual target incentive amounts under our Management Incentive Plan for each of our named executive officers (for 2007 and each year thereafter) as a percentage of base salary and the actual amounts paid based on performance in 2007

	Target Annual
	Bonus as a
	Percentage	2007 Bonus
Name	of Base Salary	Paid in 2008
Richard M. Feldt	100%	$400,000
Michael El-Hillow	75%	$243,082
Dr. J. Terry Bailey	75%	$172,500
Richard G. Chleboski	75%	$172,500
Dr. Brown F. Williams	75%	$243,750

     Target cash bonus amounts were set in February 2007 at levels the Compensation Committee determined were appropriate in order to achieve our objective of retaining those executives who perform at or above the levels necessary for us to achieve our business plan, which, among other things, involves growing our company in a cost-effective way. Under our Management Incentive Plan, the Compensation Committee may award amounts in excess of or below the target bonus awards to all of our named executive officers.

     For the 2007 annual incentive plan, 60% of the target award was dependent upon attainment of financial objectives for worldwide string ribbon sales, gross margin for EverQ 1 and cost reduction as established by the Compensation Committee.  The Compensation Committee believes that sales of product manufactured using the Company’s proprietary String Ribbon technology by both the Company and EverQ and the gross margin at EverQ 1, which licenses the Company’s proprietary string ribbon technology and was a fully operational factory in 2007, are the best indicators of the progress that the Company has made in advancing its core technology. The table below includes two of the three 2007 financial objectives, a target goal for each financial objective and the impact that performance below and above the target goal would have on each executive officer’s award. Based on actual achievement, each executive officer was able to earn more than or less than 60% of the target award – from a threshold at 30% to the maximum at 90%. The minimum bonus is 0% of salary.

Portion of Target Cash Bonus Amount Earned
	Threshold Goal	Target Goal	Maximum Goal
2007 Financial Objectives	(10% for each objective)	(20% for each objective)	(30% for each objective)
Global String Ribbon Revenue (1)	$200 million	$265 million	$330 million
EverQ 1 Gross Margin (2)	29%	31%	33%
____________________

(1)

Total revenue generated from the sales of String Ribbon based panels in fiscal 2007 by both Evergreen Solar and EverQ GmbH (adjusted for constant exchange rates to eliminate the impact of foreign exchange rate based changes in String Ribbon revenue).

(2)	Gross margin achieved for fiscal 2007 by EverQ GmbH for its first 30 MW facility (adjusted for constant exchange rates to eliminate the impact of foreign exchange rate based changes in margin).

The third financial objective for our executives was cost per watt reductions, the accomplishment of which could have resulted in up to a 30% increase in the total bonus award paid to executives under the plan.

     For 2007, 40% of the target bonus payout was dependent upon attainment of up to 5 key strategic company objectives, such as technology milestones, factory expansion goals, and other key strategic initiatives. The strategic objectives were the same for each executive officer and the Compensation Committee believes that these strategic objectives appropriately focus our named executive officers on improving the strategic positioning of our business. Each executive officer was able to earn more or less than 40% of the target bonus – from 20% at threshold to 60% at the maximum - as set forth in the following table:

Portion of Target Cash
2007 Strategic Objectives Achieved	Bonus Amount Earned
Less than 2 Objectives	—
2 of 5 Objectives (threshold)	20%
3 of 5 Objectives (target)	40%
4 of 5 Objectives	50%
5 of 5 Objectives (maximum)	60%

     Based on the attainment of Global String Ribbon Revenue of $232.4 million, EverQ 1 Gross Margin of 30.8%, certain cost per watt reductions and achieving 3 of 5 of our strategic objectives, the Compensation Committee determined that each executive officer was entitled to receive 100% of his target bonus amount which was paid in February 2008. Further details about our Management Incentive Plan and the payments made to our named executive officers in 2007 are provided below in the “Summary Compensation Table” and “Grants of Plan-Based Awards” tables and the footnotes to each table.

     Long-Term Equity Incentive Awards

     Equity-based compensation and ownership ensures that our executive officers have a continuing stake in the long-term success of the Company. The Compensation Committee believes that equity award participation aligns the interests of executive officers with those of the stockholders. In addition, the Compensation Committee believes that equity ownership by executive officers helps to balance the short-term focus of annual incentive compensation with a longer term view and may help to retain such persons. Long-term equity incentive compensation, in the form of restricted stock awards, allows executive officers to share in any appreciation in the value of our common stock, while encouraging executive officers to remain with the Company and promote the Company’s success. When establishing equity award grant levels, the Compensation Committee considers general corporate performance, individual performance, the Chief Executive Officer’s recommendations (except with respect to the Chief Executive Officer’s own equity award grant levels), level of seniority and experience, existing levels of stock ownership, the Company Stock Ownership Guidelines which are intended to encourage executive officers to have a portion of their personal wealth tied to the Company’s share value, and outstanding shares, previous grants of equity awards, vesting schedules of outstanding equity awards and the current stock price.

     Consistent with our target compensation objectives described above, in February 2007, our Chief Executive Officer, Chief Financial Officer, Senior Vice President, Marketing and Sales, Vice President of Strategy and Business Development and Vice President Science & Engineering, received restricted stock awards for 50,000, 200,000, 20,000, 20,000 and 25,000 shares, respectively. Our Chief Financial Officer received all of his shares in connection with his initial hiring in January 2007.

     In keeping with an industry trend towards using restricted stock awards in lieu of option grants and as a result of tax code changes in recent years, we began using restricted stock awards heavily at the end of 2006 for all of our employees and executive officers and have continued to do so since that time. The Compensation Committee has, however, continued to evaluate and may in future years provide a combination of awards, including time-based or performance-based restricted stock, stock options or other equity-based awards authorized pursuant to the Company’s current or future equity incentive plans. All of our time-based restricted stock grants, including the restricted stock awards made to the named executive officers in 2007, vest in four equal annual installments over the four year period following the grant date.

     In February 2006 and 2007, our executive officers were granted performance-based restricted stock awards which vest 100% upon the achievement of certain financial objectives within a fiscal year, including certain levels of: (a) revenue, (b) gross margin and (c) net income. These awards were established to reward our executive officers for the attainment of ambitious performance objectives. At the present time the Company believes that it is unlikely that the performance criteria for these performance-based stock awards will be achieved and, accordingly, does not expect such shares to vest. The 2006 and 2007 performance-based restricted stock awards will expire on January 1, 2011 and January 1, 2012, respectively, if they have not yet vested. Further details about the equity awards held by our Chief Executive Officer and other executive officers are provided below in the “Summary Compensation Table”, “Grants of Plan-Based Awards”, “Outstanding Equity Awards at Fiscal Year-End”, and “Option Exercises and Stock Vested” tables and the footnotes to each table.

     Other Compensation

     We also offer various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. We offer a stock purchase plan, under which employees may purchase shares of the Company’s common stock at a discount, and offer a 401(k) Plan, which allows employees to invest in a wide array of funds on a pre-tax basis. We also entered into change of control agreements with our executive officers providing for certain benefits which may be triggered upon a change of control and as a result of the termination of such officer’s employment following a change of control under certain circumstances. We offer no perquisites to our executive officers that are not otherwise available to all of our employees.

Executive Change of Control Severance Agreements and Other Agreements

     In 2007, we entered into change of control severance agreements with each of our executive officers. We believe these agreements enable us to retain executive officers during times of unforeseen events when the executive’s future is uncertain but continued employment of the executive may be necessary for the company. We also believe it is beneficial to have agreements in place that specify the exact terms and benefits an executive receives if we elect to separate an executive officer from the company involuntarily. We periodically review the prevalence of severance and change-of-control agreements among our comparator groups’ executives as well as the provisions of such agreements to benchmark the competitiveness of the Company’s agreements. Specifically, we reviewed the cash severance multiple, equity vesting provisions, benefit continuation practices, excise tax gross-up prevalence, and the length of the protection period in the event of a change of control. Based upon our review, we believe our agreements are generally consistent with those of our comparator groups.

     Equity Provisions

     Our agreement with Mr. Feldt provides that, if we experience a change of control, (i) all of Mr. Feldt’s outstanding equity awards will immediately vest and become exercisable or released from the Company’s repurchase or reacquisition right, and (ii) all of the performance targets for all Mr. Feldt’s performance-based equity awards will be deemed fully achieved. The agreements with our other executive officers provide that, if we experience a change of control: (i) all of the employee’s outstanding equity awards will immediately vest and become exercisable or released from the Company’s repurchase or reacquisition right as to (A) that number of unvested shares that would have vested during the period between the equity awards’ most recent vesting date (or the grant date, if no vesting date has been reached) and the change of control as if the equity awards had been granted with a monthly vesting schedule and (B) that number of unvested shares that would have otherwise vested during the last twelve months of each equity awards’ vesting schedule, and (ii) all performance targets for the executive officer’s performance-based equity awards will be deemed fully achieved on the first anniversary of the change of control if the employee is employed on such date.

     Cash Severance and Continued Benefits

     Each change of control severance agreement also provides severance benefits. If any executive officer’s employment is terminated without cause within twelve months of a change of control, or if an executive officer terminates his employment for certain reasons including a substantial reduction in salary or geographic movement within twelve months of a change of control, that executive officer will receive continued payment of his base salary and health benefits for twelve months (or eighteen months, in the case of Mr. Feldt) and his target bonus amount for the year of termination. Payment of the severance benefits under the change of control severance agreements will be delayed as required by Section 409A of the Code.

     In the event that the severance and other benefits provided for in the change of control severance agreements with Messrs. Feldt, El-Hillow and Williams constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code, the executive will receive (i) a payment from the Company sufficient to pay such excise tax, and (ii) an additional payment from the Company sufficient to pay the federal and state income and employment taxes and additional excise taxes arising from the payments made to the employee by the Company. In the event that the severance and other benefits provided Messrs. Bailey and Chleboski constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, such employee’s benefits under the Agreement shall be either delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by the employee, on an after-tax basis, of the greatest amount of benefits.

     We have also entered into indemnification agreements with each of our executive officers and directors, providing for indemnification against expenses and liabilities reasonably incurred in connection with their service for us on our behalf.

Tax Deductibility of Executive Compensation

     In general, under Section 162(m) of the Internal Revenue Code, we cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated there under. The Compensation Committee considers the limitations on deductions imposed by Section 162(m) of the Internal Revenue Code, and it is the Compensation Committee’s present intention that, for so long as it is consistent with its overall compensation objectives, executive compensation paid will not be subject to the deduction limitations of Section 162(m) of the Internal Revenue Code.

     The Compensation Committee also takes into consideration the Company Stock Ownership Guidelines which are intended to encourage executive officers to have a portion of their personal wealth tied to the Company’s share value. The Compensation Committee also considers the impact of accounting for the various elements of compensation when deciding to grant equity awards to executive officers.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis for the year ended December 31, 2007 that precedes this report (the “CD&A”). In reliance on its reviews and discussions, the compensation committee recommended to the Board of Directors, and the Board of Directors has approved, that the inclusion of the CD&A in the Company’s proxy statement for the year ended December 31, 2007 for filing with the SEC.

     No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Compensation Committee,

THE COMPENSATION COMMITTEE

Dr. Peter W. Cowden (Chair)
Edward C. Grady
Allan H. Cohen

Summary Compensation Table

     The following table sets forth the annual and long-term compensation of our Chief Executive Officer and Chief Financial officer plus each of our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2007 and 2006, except for Mr. El-Hillow who only served as an executive officer in 2007, and whose salary and bonus exceeded $100,000 for Fiscal years 2007 and 2006 (collectively, the “Named Executive Officers”).

Summary Compensation Table

							(h)
							Change in
							Pension
							Value and
						(g)	Nonqualified
					(f)	Non-Equity	Deferred	(i)
(a)		(c)	(d)	(e)	Option	Incentive Plan	Compensation	All Other
Name and Principal	(b)	Salary	Bonus	Stock Awards	Grants	Compensation	Earnings	Compensation	Total
Position(s)	Year	($)	($)(2)	($)(1)(3)(4)(5)	($)	($)	($)	($)(6)(7)	($)
Richard M. Feldt,
Chief Executive
Offier, President
and Chairman of the
Board of Directors	2007	396,154	400,000	95,236	1,482,856	N/A	N/A	—	2,374,246
	2006	298,075	263,790	—	1,440,484	N/A	N/A	—	2,002,349
Michael El-Hillow,
Chief Financial
Officer and Secretary	2007	318,750	268,082	380,943	36,738	N/A	N/A	27,907	1,032,420
	2006	—	—	—	—	N/A	N/A	—	—
Dr. J. Terry Bailey,
Senior Vice
President, Marketing
and Sales	2007	237,686	172,500	38,094	261,535	N/A	N/A	750	710,565
	2006	200,004	117,242	—	240,874	N/A	N/A	750	558,870
Richard G. Chleboski,
Vice President of
Strategy and Business
Development	2007	231,385	172,500	38,094	294,255	N/A	N/A	750	736,984
	2006	189,231	111,378	—	293,909	N/A	N/A	750	595,268
Dr. Brown F. Williams,
Vice President,
Science and
Engineering	2007	321,154	243,750	307,940	251,856	N/A	N/A	—	1,124,700
	2006	224,038	131,895	260,322	218,282	N/A	N/A	—	834,537
____________________

(1)	We did not grant any stock appreciation rights or make any long-term incentive plan payouts to the Named Executive Officers during Fiscal 2007.

(2)	Represents bonuses earned during the fiscal year and paid in the following fiscal year. Mr. El-Hillow’s bonus includes a one time sign-on of $25,000.

(3)	Michael El-Hillow’s stock award compensation resulted from a restricted stock grant made based on his commencement of employment with the Company which was granted on February 12, 2007.

(4)	The stock awards include grants to the Named Executive Officers (other than to Mr. El-Hillow discussed above) based on performance for the year ended December 31, 2006. Mr. Feldt received 50,000 shares of restricted common stock, Dr. Bailey and Mr. Chleboski received 20,000 shares of restricted common stock each and Dr. Williams received 25,000 shares of restricted common stock. These restricted shares vest over four years. The stock option awards are valued using the Black-Scholes method.

(5)	Performance-based restricted stock awards were granted to the Named Executive Officers on February 12, 2007 and February 27, 2006. For fiscal year 2007, Mr. Feldt received 300,000 restricted shares, while Dr. Bailey, Mr. Chleboski, Mr. El-Hillow and Dr. Williams each received 100,000 restricted shares. For fiscal year 2006, Mr. Feldt received 300,000 restricted shares, while Dr. Bailey, Mr. Chleboski and Dr. Williams each received 100,000 restricted shares. The shares are subject to performance vesting conditions. The shares for fiscal 2007 will vest only upon the achievement of all of the following accomplishments within a calendar year by December 31, 2011: (a) $400 million in revenue, (b) 35% gross margin and (c) 10% net income, as adjusted by the plan. The shares for fiscal 2006 will vest only upon the achievement of all of the following accomplishments within a calendar year by December 31, 2010: (a) $300 million in revenue, (b) 35% gross margin and (c) 7% net income, as adjusted by the plan. All amounts will include the Company’s pro rata share of any joint venture operating results. At the present time the Company believes that it is unlikely that the performance criteria for these performance-based stock awards will be achieved and, accordingly, does not expect such shares to vest.

(6)	Mr. El-Hillow received $27,157 for relocation fees as part of his commencement of employment with the company during fiscal 2007. No Named Executive Officers received any other perquisites or other personal benefits in excess of $10,000 during fiscal 2007 or 2006. The compensation described in this table does not include medical, group life insurance and other benefits received by the Named Executive Officers which are available generally to all of our salaried employees.

(7)	Amounts for Messrs. El-Hillow (2007), Bailey (2006 and 2007) and Chleboski (2006 and 2007) include matching contributions to the 401(k) plan account of the Named Executive Officer.

Grants of Plan-Based Awards

     The following table sets forth information regarding all equity based incentive plan awards that were made to the Named Executive Officers during fiscal 2007.

Grants of Plan-Based Awards
for Fiscal Year Ended December 31, 2007

					(i)
					All Other Stock
					Awards:	(l)
					Number of	Grant Date/Fair
		(c)	(d)	(e)	Shares of Stock	Value of Stock
(a)	(b)	Estimated Future Payouts Under			or Units	and Option
Name	Grant Date	Equity Incentive Plan Awards (3)(5)			(#)(1)(2)	Awards ($)(3)(4)
		Threshold	Target	Maximum
		(#)	(#)	(#)
Richard M. Feldt	2/12/2007	—	300,000	—	50,000	429,000
Michael El-Hillow	2/12/2007	—	100,000	—	200,000	1,716,000
Dr. J. Terry Bailey	2/12/2007	—	100,000	—	20,000	171,600
Richard G. Chleboski	2/12/2007	—	100,000	—	20,000	171,600
Dr. Brown F. Williams	2/12/2007	—	100,000	—	25,000	214,500
____________________

(1)	Michael El-Hillow’s restricted stock grants were based on his commencement of employment with the Company, which were approved by the compensation committee and granted on February 12, 2007.

(2)	The awards include grants to the Named Executive Officers (other than to Mr. El-Hillow discussed above) based on performance for the year ended December 31, 2006. Mr. Feldt received restricted stock grants of 50,000 shares, Dr. Bailey and Mr. Chleboski received restricted stock grants of 20,000 each and Dr. Williams received restricted stock grants of 25,000 shares. These restricted stock grants vest over four years.

(3)	Performance-based restricted stock awards were granted to the Named Executive Officers. Mr. Feldt received 300,000 restricted shares, while Dr. Bailey, Mr. Chleboski, Mr. El-Hillow and Dr. Williams each received 100,000 restricted shares. The shares are subject to performance vesting conditions. The shares will vest only upon the achievement of all of the following accomplishments within a calendar year by December 31, 2011: (a) $400 million in revenue, (b) 35% gross margin and (c) 10% net income, as adjusted by the plan. All amounts will include the Company’s pro rata share of any joint venture operating results. At the present time the Company believes that it is unlikely that the performance criteria for these performance-based stock awards will be achieved and, accordingly, does not expect such shares to vest. For purposes of this table, the performance based awards are valued based upon our stock price on December 31, 2007 ($17.27).

(4)	Grant date value is used for the valuation of all restricted stock awards.

Outstanding Equity Awards at Fiscal Year-End

     The following table sets forth all outstanding equity awards as of December 31, 2007. Options vest equally over a four year period and have an expiration date of 10 years from grant date. Time based restricted stock awards vest in four equal installments on the anniversary of grant date.

Outstanding Equity Awards at Fiscal 2007 Year End
	Options					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
			Equity					Plan	Market
			Incentive					Awards:	or Payout
			Plan					Number of	Value of
			Awards:			Number	Market	Unearned	Unearned
			Number of			of Shares	Value of	Shares,	Shares,
	Number of	Number of	Securities			or Units	Share or	Units or	Units or
	Securities	Securities	Underlying			of Stock	Units of	Other	Other
	Underlying	Underlying	Unexercised	Option		That	Stock That	Rights	Rights That
	Unexercised	Unexercised	Unearned	Exercise	Option	Have Not	Have Not	That Have	Have Not
	Options (#)	Options (#)	Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)(2)	($)	(#)(1)	($)
Richard M. Feldt	1,638,000	—		1.61	12/10/2013
	125,000	125,000		7.30	3/3/2015
	37,500	112,500		15.09	2/24/2016
						50,000	863,500
								300,000	5,181,000
								300,000	5,181,000

Michael El-Hillow	6,192	—		6.51	7/14/2015
	3,750	—		11.44	12/7/2015
	7,500	—		12.42	6/7/2016
	5,000	—		12.42	6/7/2016
						200,000	3,454,000
								100,000	1,727,000

Dr. J. Terry Bailey	75,000	50,000		2.40	8/6/2014
	10,000	10,000		7.30	3/3/2015
	10,000	30,000		15.09	2/24/2016
						20,000	345,400
								100,000	1,727,000
								100,000	1,727,000

	Options					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
			Equity					Plan	Market
			Incentive					Awards:	or Payout
			Plan					Number of	Value of
			Awards:			Number	Market	Unearned	Unearned
			Number of			of Shares	Value of	Shares,	Shares,
	Number of	Number of	Securities			or Units	Share or	Units or	Units or
	Securities	Securities	Underlying			of Stock	Units of	Other	Other
	Underlying	Underlying	Unexercised	Option		That	Stock That	Rights	Rights That
	Unexercised	Unexercised	Unearned	Exercise	Option	Have Not	Have Not	That Have	Have Not
	Options (#)	Options (#)	Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)(2)	($)	(#)(1)	($)
Richard G. Chleboski	5,428			0.87	6/2/2008
	34,642			0.87	7/26/2009
	23,094			2.17	1/11/2010
	6,928			4.55	5/31/2010
	34,642			14.00	11/1/2010
	15,000			2.59	12/7/2011
	50,000			1.54	5/9/2013
	225,000			2.00	11/17/2013
	25,000	25,000		7.30	3/3/2015
	10,000	30,000		15.09	2/24/2016
						20,000	345,400
								100,000	1,727,000
								100,000	1,727,000

Dr. Brown F. Williams	923			4.55	3/14/2010
	923			4.55	5/31/2010
	923			4.55	7/10/2010
	923			6.50	8/1/2010
	923			6.50	8/23/2010
	923			6.50	9/6/2010
	923			6.50	9/28/2010
	1,000			19.00	11/2/2010
	1,000			7.88	12/13/2010
	1,000			10.00	2/15/2011
	1,000			10.00	2/16/2011
	1,000			11.04	4/18/2011
	1,000			12.65	5/31/2011
	1,000			7.59	7/25/2011
	2,000			5.00	9/5/2011
	39,999			3.36	11/11/2014
	10,000	10,000		7.30	3/3/2015
	16,250	48,750		15.09	2/24/2016
						50,000	863,500
						25,000	431,750
								100,000	1,727,000
								100,000	1,727,000
____________________

(1)	Represents performance-based restricted stock awards under the 2000 Plan granted on February 27, 2006 and February 12, 2007. The shares are subject to performance vesting conditions. The shares for fiscal 2006 will vest only upon the achievement of all of the following accomplishments within a calendar year by December 31, 2010: (a) $300 million in revenue, (b) 35% gross margin and (c) 7% net income, as adjusted by the plan. The shares for fiscal 2007 will vest only upon the achievement of all of the following accomplishments within a calendar year by December 31, 2011: (a) $400 million in revenue, (b) 35% gross margin and (c) 10% net income, as adjusted by the plan. All amounts will include the Company’s pro rata share of any joint venture operating results. At the present time the Company believes that it is unlikely that the performance criteria for these performance-based stock awards will be achieved and, accordingly, does not expect such shares to vest. For purposes of this table, the performance based awards are valued based upon our stock price on December 31, 2007 ($17.27).

(2)	Michael El-Hillow’s restricted stock grant of 200,000 shares was based on his commencement of employment with the Company, was granted on February 12, 2007 and vests in four equal annual installments.

Options Exercises and Stock Vested

     The following table sets forth all stock options that were exercised or restricted stock awards that vested in fiscal 2007, including the value realized upon exercise or vesting.

Option Exercises and Stock Vested
for Fiscal Year Ended December 31, 2007

	Option Awards		Stock Awards
	Number		Number
	of Shares	Value	of Share	Value
	Acquired on	Realized	Acquired	Realized
	Exercise	on Exercise	on Vesting	on Vesting
Name of Executive Officer	(#)	($)	(#)	($)
Richard M. Feldt	—	—	—	—
Michael El-Hillow	—	—	—	—
Dr. J. Terry Bailey (1)	32,298	248,199	—	—
Richard G. Chleboski	—	—	—	—
Dr. Brown F. Williams (1)	2,889	6,454	25,000	391,500
____________________

(1)	The shares and value realized include shares purchased through the Company’s 2000 Employee Stock Purchase Plan.

Potential Benefits upon Change of Control or Termination following a Change of Control

     Change of Control Severance Arrangements in General. The company has entered into change of control severance agreements with each of its Chief Executive Officer, named executive officers and other executive officers. The executive change of control and severance agreements described in the Compensation Discussion and Analysis above provide for accelerated vesting of equity awards following a change of control and severance payments in the event the executive’s employment is terminated within twelve months following a change of control. Mr. Feldt will receive full acceleration of the vesting of his equity awards upon a change of control and Messrs. El-Hillow and Chleboski and Drs. Williams and Bailey, each will receive 12 months acceleration upon a change of control. Mr. Feldt will receive 18 months severance in the case of a change of control followed by termination without cause or resignation for good reason. Mr. El-Hillow, Dr. Bailey, Mr. Chleboski and Dr. Williams each will receive 12 months severance in the case of a change of control followed by termination without cause or resignation for good reason.

     As described below in more detail, our change of control severance agreements with our executive officers also provide for either (1) an excise tax gross-up reimbursement or (2) a possible reduction in the level of acceleration of vesting if either the value of the acceleration on a change of control or the value of the acceleration and other benefits on a change of control followed by an involuntary termination of employment would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

     Automatic Acceleration of Vesting Following a Change of Control. The following table provides the intrinsic value (that is, the value based upon our stock price on December 31, 2007 ($17.27), less any applicable exercise price) of stock options and restricted stock that would become exercisable or vested as a result of a change of control as of December 31, 2007. The Value of Unvested Restricted Stock Awards and Value of Performance Share Program Awards included in the table are also based on the closing price of our common stock on December 31, 2007.

			Value of
		Value of	Unvested
	Value of	Unvested	Performance	280G Excise	Total Payments
	Unvested	Restricted	Share Program	Tax and Gross-	and Value of
	Stock Options	Stock Awards	Awards	up Payment	Equity Awards
	($)	($)	($)	($)	($)
Richard M. Feldt	1,491,500	863,500	10,362,000	4,828,166	17,545,166
Michael El-Hillow	—	1,583,083	1,727,000	1,046,654	4,356,737
Dr. J. Terry Bailey	870,704	158,308	3,454,000	—	4,483,012
Richard G. Chleboski	258,060	158,308	3,454,000	—	3,870,368
Dr. Brown F. Williams	152,183	629,635	3,454,000	1,806,573	6,042,391

     Automatic Acceleration of Vesting upon an Involuntary Termination Following a Change of Control. Assuming the employment of our named executive officers was terminated involuntarily and without cause, or such officers resigned with good reason, during the twelve months following a change of control occurring on December 31, 2007, in accordance with the terms of our executive change of control severance agreements our named executive officers would be entitled to cash payments in the amounts set forth opposite their names in the below table, subject to any deferrals required under Section 409A of the Internal Revenue Code of 1986, as amended, and acceleration of vesting for outstanding equity awards, as set forth in the below table. The following table provides the value of compensation and benefits payable and intrinsic value (that is, the value based upon our stock price on December 31, 2007 ($17.27), less any applicable exercise price) of stock options and restricted stock that would become exercisable or vested as a result of a termination occurring immediately following a change of control as of December 31, 2007. The Value of Unvested Restricted Stock Awards and Value of Performance Share Program Awards included are also based on the closing price of our common stock on December 31, 2007.

							Value of
							Unvested
						Value of	Performance
				Accrued	Value of	Unvested	Share	280G Excise	Total Payments
			Continuation	Vacation	Unvested	Restricted	Program	Tax and Gross-	and Value of
	Base Salary	Bonus	of Benefits	Pay	Stock Options	Stock Awards	Awards	up Payment	Equity Awards
	($)	($)	($)	($)	($)	($)	($)	($)	($)
Richard M. Feldt	600,000	600,000	12,661	18,462	1,491,500	863,500	10,362,000	5,443,652	19,391,775
Michael El-Hillow	325,000	243,750	8,441	4,375	—	3,454,000	1,727,000	1,569,095	7,331,661
Dr. J. Terry Bailey	230,000	172,500	8,273	9,913	908,600	345,400	3,454,000	—	5,128,686
Richard G. Chleboski	230,000	172,500	11,749	13,159	314,650	345,400	3,454,000	—	4,541,458
Dr. Brown F. Williams	325,000	243,750	8,301	7,433	205,975	1,295,250	3,454,000	2,165,304	7,705,013

     Excise Tax Related Change of Control Benefits. Pursuant to their change of control severance agreements with the Company, in the event that acceleration or other benefits provided for in the change of control severance agreements with Messrs. Feldt, El-Hillow and Williams constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code, such executive will receive (i) a payment from the Company sufficient to pay such excise tax, and (ii) an additional payment from the Company sufficient to pay the federal and state income and employment taxes and additional excise taxes arising from the payments made to the employee by the Company.

     In the event that the severance and other benefits provided Messrs. Bailey and Chleboski constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, such executive’s benefits under the Agreement shall be either delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by the employee, on an after-tax basis, of the greatest amount of benefits.

     Each of the two foregoing tables sets forth the amount payable by the Company to each named executive officer to (1) offset the estimated excise tax imposed by Section 4999 of the Internal Revenue Code that result from 280G “parachute payments” and (2) provide “gross-up payments” to offset the tax amounts that would result from payment of the estimated excise tax imposed on the executive.

Equity Compensation Plan Information

     The following table provides information as of December 31, 2007 with respect to shares of our common stock that may be issued under equity compensation plans:

Number of Securities
Remaining Available for
	Number of Securities to		Future Issuance Under
	Be Issued upon Exercise	Weighted-average	Equity Compensation
	of Outstanding Options,	Exercise Price of	Plans (Excluding
	Stock Awards, Warrants	Outstanding Options,	Securities Reflected in
	and Rights	Warrants and Rights	Column (a))
Plan category	(a)(1)	(b)(2)	(c)
Equity compensation plans approved by
security holders	7,022,055	$4.43	1,302,347
Equity compensation plans not approved
by security holders	—	—	—
Total	7,022,055	$4.43	1,302,347
____________________

(1)	Includes 2,837,266 shares of restricted stock awards granted under the 2000 Stock Option and Incentive Plan. The remaining balance consists of outstanding stock option grants.

(2)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock awards which have no exercise price

NON-EMPLOYEE DIRECTOR COMPENSATION

     Our compensation program for non-employee directors is designed to attract and retain qualified directors by offering compensation that is competitive with other growing technology companies and recognizes the time, expertise and accountability required by Board service. Each year, the Compensation Committee reviews the current compensation program as well as director compensation data prepared by an external consulting firm. Based upon this review, the Compensation Committee recommends to the full Board of Directors what changes, if any, should be made to the director compensation program. The Board must approve any changes to the director compensation program.

     In June 2007, our Board of Directors approved a revised Compensation Policy for Directors effective July 1, 2007. The plan was modified again in March 2008.

     Under the current policy, each director serving in July 2007 received a grant of 10,000 restricted shares of our common stock on July 25, 2007 and will receive a grant of 5,000 restricted stock units at each annual meeting beginning in 2008. New directors will receive a grant of 10,000 restricted stock units upon their election to the Board of Directors and receive a grant of 5,000 restricted stock units at each annual meeting of stockholders following the director’s first six months of service on the Board of Directors. Each director must hold his or her initial grant of restricted shares or restricted stock units until he or she leaves the Board, at which time the shares fully vest (in the case of restricted shares) or will be paid in full (in the case of restricted stock units) if the director has served on the Board of Directors for at least two years. The annual 5,000 restricted stock units vest immediately but the shares subject to those awards will only be paid when the director leaves the Board of Directors.

     The current policy also provides for cash compensation for directors. Each non-employee director receives an annual retainer of $20,000 ($30,000 for the lead outside director) and $1,500 for each in person meeting and $750 for each telephonic meeting, of the full Board and each committee. In addition, the committee chairs receive the following annual retainers: Audit Committee-$12,000; Compensation Committee-$6,000 and Nominating and Corporate Governance Committee-$6,000. In connection with Board and committee meetings, our non-employee directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and any committees of the Board of Directors on which they serve.

     The following table sets forth information regarding the compensation earned by or awarded to each non-employee director who served on our Board of Directors for fiscal 2007.

Non-Employee Director Summary Compensation Table

Director Compensation
for Fiscal Year Ended December 31, 2007

	(b)
	Fees Earned
	or Paid in	(c)		(d)		(l)
(a)	Cash	Option Awards		Stock Awards		Total
Name	($)	($)		($)		($)
Tommy L. Cadwell	31,583	172,240	(2)	22,817	(2)	226,640
Allan H. Cohen	44,750	36,738	(3)	88,700	(3)	170,188
Dr. Peter W. Cowden	34,250	25,229	(4)	30,919	(4)	90,398
Edward C. Grady	47,250	36,738	(5)	88,700	(5)	172,688
Dr. Gerald L. Wilson (1)	31,250	36,738	(6)	88,700	(6)	156,688
____________________

(1)	On February 1, 2008, Dr. Wilson resigned from the Board of Directors.

(2)	As of December 31, 2007, Mr. Cadwell held 16,270 shares of common stock underlying unexercised options and 10,000 shares of unvested restricted stock. The grant date fair value of option awards and stock awards granted to Mr. Cadwell during fiscal 2007 was $172,240 and $88,700, respectively.

(3)	As of December 31, 2007, Mr. Cohen held 36,875 shares of common stock underlying unexercised options. The grant date fair value of stock awards granted to Mr. Cohen during fiscal 2007 was $88,700.

(4)	As of December 31, 2007, Dr. Cowden held 19,644 shares of common stock underlying unexercised options and 10,000 shares of unvested restricted stock. The grant date fair value of stock awards granted to Dr. Cowden during fiscal 2007 was $88,700.

(5)	As of December 31, 2007, Mr. Grady held 28,125 shares of common stock underlying unexercised options. The grant date fair value of stock awards granted to Mr. Grady during fiscal 2007 was $88,700.

(6)	As of December 31, 2007, Dr. Wilson held 37,500 shares of common stock underlying unexercised options. The grant date fair value of stock awards granted to Dr. Wilson during fiscal 2007 was $88,700.

RELATED PARTY TRANSACTIONS

Related Party Transaction Approval Policy

     We have adopted a policy that all related party transactions will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties, and must be reviewed and approved on an ongoing basis by the Audit Committee of our Board of Directors. A “related party transaction” is a transaction or relationship involving a director, executive officer or 5% stockholder or their immediate family members that is reportable under the SEC’s rules regarding such transactions. Prior to April 2008, related party transactions were subject to the review and approval of our Nominating and Corporate Governance Committee and our full Board of Directors.

Certain Relationships and Related Party Transactions

     Transactions with Mr. Stegerwald. Mr. Feldt, our President, Chief Executive Officer and Chairman of the Board of Directors, is the brother-in-law of Carl Stegerwald, our Vice President of Construction Management and Facilities Engineering. After serving as a consultant to the Company from April, 2007 until December 2007, during which time Mr. Stegerwald’s consulting company, North Bridge Properties, LLC, was paid approximately $22,000 per month, Mr. Stegerwald was hired as an employee and elected as an executive officer. He was awarded an initial grant of 100,000 shares of restricted stock upon the commencement of his employment, his annual salary is $225,000 and his target bonus is 75% of his annual salary. Mr. Stegerwald’s hiring as a consultant and later as an employee, and his compensation in each capacity were approved by the Nominating and Corporate Governance and the full Board of Directors. Mr. Stegerwald reports to Mr. Feldt.

     Transactions with DC Chemical. Since the beginning of our last fiscal year we have entered into four agreements with DC Chemical Co., Ltd., a holder of more than 5% of our outstanding common stock. On April 17, 2007, we entered the following agreements:

  Polysilicon Supply Agreement – Our initial polysilicon supply agreement with DC Chemical provides the general terms and conditions pursuant to which DC Chemical will supply us with specified annual quantities of polysilicon at fixed prices beginning in 2008 and continuing through 2014.

  Stock Purchase Agreement – Concurrently with the April 2007 polysilicon supply agreement, pursuant to a stock purchase agreement, we sold DC Chemical 3 million shares of our common stock for $12.07 per share and issued DC Chemical an additional 4.5 million shares of transfer restricted common stock and 625 shares of transfer restricted preferred stock (which subsequently converted into 6.25 million shares of restricted common stock). The restrictions on the common stock and the preferred stock will lapse upon the delivery of 500,000 kilograms of polysilicon to the Company.

  Stockholders Agreement – Also concurrently with the April 2007 polysilicon supply agreement, we entered into a stockholder agreement with DC Chemical which prohibits, without our consent, certain acquisitions of our common stock by DC Chemical, certain proxy solicitation activities, as well as DC Chemical’s ability to publicly announce or make certain proposals regarding business combinations involving our company, among other things. The stockholders agreement also provides DC Chemical with the right to participate in certain of our future securities offerings in order to maintain its pro rata percentage ownership of the Company. In addition, the stockholders agreement provides DC Chemical with certain registration rights, including a requirement that we file a registration statement covering the restricted stock within 15 days of when transfer restrictions on DC Chemical’s shares lapse. Finally, the stockholders agreement prohibits, without our consent, DC Chemical from transferring its shares of Evergreen Solar common stock to any person who, after the transfer, would have beneficial ownership of 10% or more of the voting power of the Company. As permitted pursuant to the stockholders agreement, DC Chemical purchased 1,423,125 shares of our common stock in May 2007 and 525,000 shares of our common stock in February 2008, in both cases from our underwriters in connection with public offerings we completed at the public offering price. The per share price for the May 2007 offering was $8.25 and for the February 2008 offering was $9.50.

     In January 2008, we entered into a second supply agreement with DC Chemical that provides the general terms and conditions pursuant to which DC Chemical will supply us with specified annual quantities of polysilicon at fixed prices beginning in 2009 and continuing through 2015. The January 2008 agreement requires us to pay approximately $36.5 million in prepayments during the first year of the agreement. Under the two supply contracts with DC Chemical, we are obligated to make cash payments to DC Chemical of approximately $450 million, subject to certain adjustments based on market related factors.

     Other Transactions. Other than compensation agreements and other arrangements which are described in Officer Compensation - Compensation Discussion and Analysis and Non-Employee Director Compensation, in 2007, there was not, and there is not currently proposed, any other related party transactions.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

     Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2008. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since our inception. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Audit and Related Fees for Fiscal 2006 and 2007

     The following table sets forth a summary of the fees and expenses billed to us by PricewaterhouseCoopers LLP for professional services for the fiscal years ended December 31, 2006 and 2007, respectively:

	2006	2007
Audit Fees (1)	$803,594	$698,824
Audit-Related Fees (2)	—	—
Tax Fees (3)	4,825	4,841
All Other Fees (4)	1,500	1,500
Total	$809,919	$705,165
____________________

(1)	Audit Fees represent fees for professional services relating to the audit of our financial statements and the review of the financial statements included in our quarterly reports, advice on accounting matters directly related to the audit and audit services provided in connection with other regulatory filings.

(2)	Audit-Related Fees represent fees for consultation and other attestation services and not reported under “Audit Fees.”

(3)	Tax Fees principally represent fees for professional services for tax compliance, tax advice and tax return preparation relating to our fiscal year end.

(4)	All Other Fees include licenses to technical accounting research software.

     The Audit Committee meets regularly with PricewaterhouseCoopers LLP throughout the year and reviews both audit and non-audit services performed by PricewaterhouseCoopers LLP as well as fees charged by PricewaterhouseCoopers LLP for such services. In engaging PricewaterhouseCoopers LLP for the services described above, the Audit Committee has determined that the provision of such services is compatible with maintaining PricewaterhouseCoopers LLP’s independence in the conduct of its auditing functions pursuant to the auditor independence rules of the SEC.

     Pre-approval Policies and Procedures. The chairman of the Audit Committee is appointed to provide pre-approval for further audit and permissible non-audit services proposed by PricewaterhouseCoopers LLP up to $50,000, subject to presenting such decision to the full Audit Committee at its next scheduled meeting. Such an appointment allows PricewaterhouseCoopers LLP to commence an engagement without being delayed due to scheduling. Following an approval of non-audit services by the Chairman of the Audit Committee, the full Audit Committee, at its next scheduled meeting, would make full approval of further services.

Vote Required and Recommendation of the Board of Directors

     The affirmative vote of a majority of our shares of common stock present at the meeting in person or by proxy and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. Abstentions have the same effect as a vote against the proposal.

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

     Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirements. However, our Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

PROPOSAL THREE

APPROVAL OF AN INCREASE IN THE AMOUNT OF THE
COMPANY’S AUTHORIZED COMMON STOCK

Background

     In order to ensure sufficient shares of common stock will be available for future issuance by the Company, the Board of Directors has approved, subject to stockholder approval, an amendment to our Certificate of Incorporation to increase the number of shares of our common stock authorized for issuance from 150,000,000 to 250,000,000. You are being asked to consider and act upon this proposal to approve the proposed amendment to the Certificate of Incorporation which is attached as Appendix C to this proxy statement.

      Under Delaware law, we may only issue shares of common stock to the extent such shares have been authorized for issuance under our Certificate of Incorporation. Our Certificate of Incorporation currently authorizes the issuance of up to 150,000,000 shares of common stock. However, as of March 29, 2008, 121,387,955 shares of common stock were issued and outstanding, 12,645,948 unissued shares were reserved for issuance for outstanding convertible notes and warrants and 5,145,481 unissued shares were reserved for issuance under our equity compensation plans pursuant to outstanding and yet to be issued equity awards, leaving 10,820,616 shares of our common stock unissued and unreserved. If stockholders approve Proposal Four regarding a 1,500,000 share increase in the maximum number of shares of common stock issuable under the 2000 Stock Option and Incentive Plan, only 9,320,616 shares of our common stock will remain unissued and unreserved.

Purpose and Effect of the Increase in the Amount of Our Authorized Common Stock

     The principal purpose of this Proposal is to authorize additional shares of common stock which will be available in the event the Board of Directors determines that it is necessary or appropriate to raise additional capital through the sale of equity securities, convertible debt securities or other equity-linked securities, to acquire another company or its assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees and officers, to permit future stock dividends or for other corporate purposes. The availability of additional shares of common stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock. If the amendment is approved by the stockholders, the Board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, unless stockholder approval is otherwise required by law or the Marketplace Rules of the Nasdaq National Market which require stockholder approval for any issuance of stock at a price below the greater of the book or market value of such stock, where the amount of stock being issued is equal to 20% or more of the total number of shares of common stock outstanding or 20% or more of the total voting power outstanding.

     The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board or Directors will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. Other than DC Chemical Co., Ltd., the holders of our common stock have no preemptive rights and the Board of Directors has no plans to grant such rights with respect to any such shares. Dc Chemical’s preemptive rights are described in “Related Party Transactions” above.

     The increase in the authorized amount of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change of control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change of control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

     We do not have any arrangements, commitments or understandings to issue any shares of our capital stock except in connection with our existing stock option and purchase plans.

     The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized common stock is not prompted by any specific effort or takeover threat currently perceived by management.

     As of March 29, 2008, there were:

  150,000,000 shares of our common stock authorized;

  121,387,955 shares of our common stock issued and outstanding;

  12,178,620 shares of our common stock reserved for issuance upon the conversion of our outstanding convertible subordinated notes in the aggregate principal amount of $90.0 million (based on conversion of the notes the at an initial conversion rate of 135.3180 shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $7.39 per share) as of March 29, 2008);

  3,916,189 shares of our common stock reserved for issuance upon the exercise of outstanding stock options;

  840,957 shares of our common stock reserved and available for future issuance or future grant under our 2000 Stock Option and Incentive Plan;

  388,335 shares of common stock reserved and available for future issuance or future grant under our 2000 Employee Stock Purchase Plan;

  467,328 share of our common stock reserved for issuance upon the exercise of outstanding warrants;

  no shares of our preferred stock issued and outstanding and no shares of our common stock reserved for issuance upon the conversion of shares of our preferred stock; and

  10,820,616 shares of our common stock which are authorized, unreserved and unissued.

     If the amendment to our Certificate of Incorporation is approved and the amendment and restatement of our 2000 Stock Option and Incentive Plan is approved there will be a total of 109,320,616 shares of our common stock which are authorized, unreserved and unissued.

     We believe that the increase in the number of authorized shares of common stock is in the best interests of the Company and its stockholders.

Vote Required and Recommendation of the Board of Directors

     The affirmative vote of a majority of the outstanding shares of our common stock voting is required to approve the proposed amendment of our Certificate of Incorporation. Abstentions have the same effect as a vote against the proposal.

     THE BOARD OF DIRECTORS HAS APPROVED THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION AS SET FORTH IN PROPOSAL THREE. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF PROPOSAL THREE.

PROPOSAL FOUR

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S
2000 STOCK OPTION AND INCENTIVE PLAN

     We are asking you to approve the amendment and restatement of our 2000 Stock Option and Incentive Plan, as previously amended and restated (the “Plan”). The amendment and restatement of the Plan would make the following changes to the Plan as currently in effect:

  increase the number of shares available for grant under the Plan from 10,650,000 to 12,150,000;

  extend the termination date for the Plan by ten years to April 16, 2018;

  add a requirement that all discretionary awards to non-employee directors be administered by an independent committee of the Board of Directors; and

  clarify the provisions prohibiting the repricing of options granted pursuant to the Plan.

     The Board of Directors approved the foregoing changes to the Plan on April 16, 2008, subject to the approval of a majority of the shares of our common stock that are present in person or by proxy and entitled to vote at the meeting.

     If approved by our stockholders, the total number of shares that could be issued under the amended and restated Plan would be increased from a total of 10,650,000 shares to 12,150,000 shares. Based solely on the closing price of our common stock on April 16, 2008, the maximum aggregate market value of additional shares that could potentially be issued under the amended and restated Plan is $16,275,000. Our management relies on equity compensation to attract and retain experienced directors, officers and employees and to align the interests of directors, officers and employees with its stockholders. Our Board of Directors believes that the proposed amendment and restatement of the Plan is essential to permit management to continue to provide long-term, equity-based incentives to present and future employees and other service providers.

     We also ask for your approval of amendment and restatement of the Plan so that it may deduct for federal income tax purposes equity compensation in excess of $1 million that it may pay to certain of its executive officers in any single year pursuant to the Plan. Awards granted under the Plan may be designed to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code. Pursuant to Code Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to our Chief Executive Officer or our four other highest paid employees to the extent that any of these persons receive more than $1 million in compensation in any single year. However, if the compensation qualifies as “performance-based” for Code Section 162(m) purposes, we may deduct for federal income tax purposes the compensation paid even if such compensation exceeds $1 million in a single year. For the awards granted under the amended and restated Plan to qualify as “performance-based” compensation under Code Section 162(m), among other things, our stockholders must approve the material terms of the amended and restated Plan at this annual meeting of our stockholders.

     One of the important factors that we consider in administering our equity compensation program is our equity “burn rate,” meaning the number of shares that we utilize under the Plan each year. In connection with our solicitation of stockholder approval for this Proposal Four, we have concluded that it is our intent to maintain an average annual equity burn rate over the next three fiscal years (from January 1, 2008 through December 31, 2010) that is less than the applicable industry group’s mean burn rate plus one standard deviation, which is currently 2.55% of the Company’s weighted average number of shares outstanding in each fiscal year (calculated on a three-year average basis based on the inclusion of the Company in the Capital Goods industry group).

     If the stockholders approve the amendment and restatement of the Plan, the increase in shares available under the Plan, the extension of the termination date for the Plan and other changes to the Plan will take effect. Otherwise, the Plan will remain in effect with no changes and it will terminate on August 1, 2010. If the amendment and restatement of the Plan is not approved, we may become unable to provide suitable long-term equity-based incentives to present and future directors, officers and employees. Our named executive officers and directors have an interest in this proposal.

     The following is a brief summary of the material features of the amended and restated Plan. The full text of the Plan document as amended and restated is attached as Appendix B.

Description of the Plan

     Purpose. The Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) restricted stock, (iii) restricted stock units, (iv) stock appreciation rights, (v) performance units and performance shares, which are referred to individually as an “Award.” Those who will be eligible for Awards under the Plan include our employees, directors, officers, consultants and advisors and any employees, directors, officers, consultants and advisors of our subsidiaries.

     Shares Subject to the Plan. The maximum aggregate number of shares of our common stock reserved under the Plan prior to the amendment and restatement contemplated hereby is 10,650,000 shares. If this Proposal Four is approved by the stockholders, the aggregate number of shares of our common stock that may be granted under the Plan will be 12,150,000 shares. Any shares of stock that are subject to an Award under the Plan that expires, is terminated, surrendered or forfeited will again be available for the grant of Awards under the Plan. No participant may be granted Awards during any one (1) fiscal year to purchase more than 500,000 shares of our common stock.

     If we experience a stock split, stock dividend, reorganization or other change in our capital structure, including a merger, the administrator of the Plan will have the discretion to adjust the number and class of shares (i) available for issuance under the Plan, (ii) subject to outstanding Awards, and (iii) applicable to the per-person limits on Awards, as appropriate to reflect the change. The Plan administrator may also adjust the vesting schedule and exercise price for outstanding options, the repurchase price for Awards subject to repurchase and the terms of each other outstanding stock-based Award, as appropriate to reflect the change.

     Administration. The Plan is administered by our Board of Directors or our Compensation Committee (the “Committee”). Subject to the provisions of the Plan, the Committee has the authority to select the persons to whom awards are granted and to determine the terms of each award, including the number of shares of our common stock subject to the award. The Board of Directors may authorize an officer of Evergreen to approve awards to non-officers in accordance with guidelines approved by the Board of Directors. Currently, Mr. Feldt has the authority to grant up to 15,000 shares of restricted stock or an option to purchase up to 15,000 shares of common stock to non-executive officers.

     Option Price and Duration. The purchase price per share of our common stock deliverable upon the exercise of an option shall be determined by Committee, provided, however, that the exercise price shall not be less than 100% of the fair market value of the common stock on the day any such stock option is issued. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of our outstanding stock, must be at least 110% of the fair market value of the common stock on the grant date. The vesting schedule is determined by the Committee. Generally, incentive stock option terms provide that 25% of the shares under each option become exercisable on each of the first four anniversaries of the date of grant of options and non-qualified stock options are immediately exercisable upon issuance.

     The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term of an incentive stock option may not exceed five years. The Committee determines the term of nonstatutory options, but such options will terminate on the earlier of: (i) the date set forth in the option agreement; or (ii) ten (10) years from the date of grant.

     Each option agreement also sets forth the effect on an award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a participant and the extent to which, and the period during which, rights under an Award are exercisable.

     Exercise. Payment of the exercise price of an option may be made by check or, unless otherwise explicitly provided in the applicable option agreement, by the delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver the exercise price to the Company or by the delivery by the participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price. The payment of the exercise price may also be made by any other method explicitly provided in the applicable option agreement.

     Stock Appreciation Rights. A stock appreciation right is the right to receive the appreciation in fair market value of our common stock between the exercise date and the date of grant. We can pay the appreciation in either cash or shares of common stock. Stock appreciation rights will become exercisable at the times and on the terms established by the Committee, subject to the terms of the Plan. The exercise price of a stock appreciation right may not be less than 100% of the fair market value of a share of our common stock on the date of grant. No participant will be granted stock appreciation rights covering more than 500,000 shares during any fiscal year. After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement.

     Restricted Stock. Awards of restricted stock are rights to acquire or purchase shares of the Company’s common stock. Restricted stock vests in accordance with the terms and conditions established by the Committee in its sole discretion. For example, the Committee may set restrictions based on the achievement of specific performance goals. However, awards of restricted stock for more than 5% of the total number of shares authorized for issuance pursuant to this Plan (as well as other stock Awards under the Plan) with time-based vesting will have a minimum vesting period of three (3) years and such awards with performance-based vesting will have a minimum vesting period of one (1) year. The Award agreement will generally grant the Company a right to repurchase or reacquire the shares upon the termination of the participant’s service with the Company for any reason (including death or disability). The Committee will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 500,000 shares of the Company’s common stock during any fiscal year.

     Restricted Stock Units. The Committee may grant restricted stock units under the Plan, which represents rights to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards but may be entitled to receive cash dividends or dividend equivalent rights as determined by the Committee at the time the grant is made.

     Performance Units and Performance Shares. Performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Committee may establish are achieved or the Awards otherwise vest. The Committee will establish organizational, individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. No participant will receive performance units with an initial value exceeding 500,000 shares of the Company’s common stock or more than 500,000 performance shares during any fiscal year. Performance units will have an initial value established by the Committee prior to the grant date. Performance shares will have an initial value equal to the fair market value of a share of the Company’s common stock on the grant date.

     Acquisition of the Company. The Plan provides that, upon the occurrence of an acquisition of the Company, the Board of Directors or the board of directors of the surviving or acquiring entity shall make appropriate provision for the assumption or continuation of outstanding awards. Additionally, such board of directors may provide, with respect to outstanding options, for the acceleration of vesting, in full or in part, and that such options must be exercised within a specified number of days of the date of notice at the end of which period such options shall terminate, or provide for the termination of such options upon a cash payment equal to the excess of the fair market value over the exercise price of the options.

     Performance Goals. As determined by the Committee, the performance goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (i) annual revenue, (ii) cash position, (iii) earnings per share, (iv) individual objectives, (v) net income, (vi) operating cash flow, (vii) operating income, (viii) return on assets, (ix) return on equity, (x) return on sales, and (xi) total stockholder return. The performance goals may differ from participant to participant and from Award to Award and may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time.

     Transferability. In general, Awards are not transferable by the recipient except by will or by the laws of descent and distribution. In the case of non-qualified stock options, awards are transferable only to the extent set forth in the agreement relating to the non-qualified stock option or pursuant to a valid domestic relations order.

     Repricing. The repricing of options and substantially similar transactions are not permitted without stockholder approval.

     Term and Termination. The Plan expires on August 1, 2010, unless sooner terminated by a vote of the Board of Directors. After that date, no further awards may be granted under the Plan, but the expiration of awards previously granted may extend beyond that date. The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time. Awards may be modified, amended or terminated by the Board of Directors provided that the consent of the participant is obtained if such action would materially and adversely affect the participant and under certain circumstances, such as amendments to increase the number of shares available for grant under the Plan, we are required to obtain stockholder approval of amendments to the Plan.

Number of Awards Granted to Executive Officers and Directors

     The number of awards that an employee, director or consultant may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance. The following table sets forth the aggregate number of shares subject to restricted stock awards granted to our executive officers and directors under the Plan during the fiscal year ended December 31, 2007.

Number of
Restricted Shares Granted
Under the 2000
Stock Option and
Name	Incentive Plan in 2007
Executive Officers
Richard M. Feldt	350,000
Michael El-Hillow	300,000
Dr. J. Terry Bailey	120,000
Richard G. Chleboski	120,000
Dr. Brown F. Williams	125,000
Rodolfo Archbold	250,000
Carl Stegerwald	100,000
Gary Pollard	120,000
Directors
Tom L. Cadwell	10,000
Allan H. Cohen	10,000
Dr. Peter W. Cowden	10,000
Edward C. Grady, Lead Outside Director	10,000

     In addition to the foregoing awards, Mr. Cadwell, one of our directors, received options exercisable for 16,270 shares of our common stock at a per share exercise price of $10.63. No other options were granted under the Plan in 2007.

Federal Income Tax Consequences

     The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Plan. Tax consequences for any particular individual may be different.

     Nonqualified Stock Options. No taxable income is reportable when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

     Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

     Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

     Restricted Stock, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an Award of restricted stock, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

     Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an Award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to The Company’s Chief Executive Officer and to each of its four most highly compensated executive officers. Under Code Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Code Section 162(m) are met. These conditions include stockholder approval of the Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Plan has been designed to permit the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Code Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Vote Required and Recommendation of the Board of Directors

     The affirmative vote of a majority of our outstanding shares of common stock present at the meeting in person or by proxy and entitled to vote is required to approve the proposed amendment and restatement of our 2000 Stock Option and Incentive Plan. Abstentions have the same effect as a vote against the proposal.

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE AMENDMENT OF THE COMPANY’S 2000 STOCK OPTION AND INCENTIVE PLAN.

PROPOSAL FIVE

APPROVAL OF AN AMENDMENT TO THE
COMPANY’S 2000 EMPLOYEE STOCK PURCHASE PLAN

     We are asking our stockholders to approve the amendment of our 2000 Employee Stock Purchase Plan (the “2000 ESPP”) that will extend the termination date for the plan by ten years to April 16, 2018. A copy of the amendment to the 2000 ESPP is attached as Appendix D to this proxy statement.

     The Board of Directors has approved this amendment to the 2000 ESPP on April 16, 2008. The following is a summary of the principal features of the 2000 ESPP. However, this summary is not a complete description of all the provisions of the 2000 ESPP, and is qualified in its entirety by the specific language of the 2000 ESPP, a copy of which is available to any stockholder upon written request to our Secretary.

Description of the Plan

     Purpose. The purpose of the 2000 ESPP is to encourage stock ownership by all of our eligible employees so that they may share in our growth by acquiring or increasing their proprietary interest in the Company.

     Administration. The 2000 ESPP will be administered by the Board of Directors or a Committee appointed by the Board of Directors (the “Committee”). The Committee will consist of no less than two (2) members of the Board of Directors. All questions of interpretation or construction of the 2000 ESPP are determined by the Committee, and its decisions are final, conclusive and binding upon all participants.

     Eligibility. Each of our employees and each employee of any participating subsidiaries, whose customary employment with us is more than twenty (20) hours per week and for more than five (5) months in any calendar year and who has completed ninety (90) days of employment on or before the first day of a payment period (as described below), is eligible to participate in the 2000 ESPP; except that no participant will be granted an option under the 2000 ESPP (i) to the extent that, immediately after the grant, such participant would own 5% or more of the total combined voting power or value of all classes of our stock or of any parent or subsidiary or (ii) which permits the participant to purchase stock under the 2000 ESPP at a rate which exceeds $25,000 per year based on the fair market value of such stock on the first day of the applicable payment period.

     Payment Period. Payment periods will consist of the six (6) month periods commencing on April 1 and October 1 and ending on September 30 and March 31, respectively of each calendar year. Twice each year, on the first business day of each payment period, the Company will grant to each eligible employee who is participating in the 2000 ESPP an option to purchase on the last of the payment period shares of our common stock conditioned on the participant remaining an employee on such date. The option expires at the end of the payment period or upon termination of employment, whichever is earlier. The Committee, in its sole discretion, may establish a limit on the maximum number of shares of our common stock that participants will be permitted to purchase during any payment period.

     To participate in the 2000 ESPP, an eligible employee must authorize payroll deductions pursuant to the 2000 ESPP. Such payroll deductions may not be less than 1% but not more than 10% of a participant’s compensation during the payment period and must be withheld in whole percentages. For the purposes of the 2000 ESPP, compensation includes base pay or salary and any overtime, bonuses or commissions.

     Purchase Price. The option price per share for each payment period will be the lesser of (i) 85% of the average market price of the Company’s common stock on the first business day of the payment period and (ii) 85% of the average market price of the common stock on the last business day of the payment period; provided, however, that the Committee on a uniform and nondiscriminatory basis may establish a higher option price from time to time with respect to options that have not been granted under the 2000 ESPP.

     The average market price of our common stock on any relevant date will be one of (i) the average of the high and low prices of the Company’s common stock on the principal national securities exchange on which the common stock is traded if applicable; (ii) the last reported sale price of the common stock on the NASDAQ National Market if the common stock is not traded on a national securities exchange; or (iii) the average of the closing bid and asked prices by an established quotation service for over-the-counter securities, if the common stock is not reported on the NASDAQ National Market; or (iv) if the common stock is not publicly traded, the fair market value of the common stock as determined by the Committee after taking into consideration all factors which the Committee deems appropriate.

     Payment of Purchase Price; Payroll Deductions. The purchase price of the shares is accumulated by payroll deductions throughout each payment period. The number of shares of our common stock a participant may purchase in each payment period during a payment period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that payment period by the purchase price; provided, however that the Committee may, in its discretion, establish a limit on the maximum number of shares of our common stock that a participant may purchase during a payment period. During the payment period, a participant may discontinue his or her participation in the 2000 ESPP but may not increase or decrease his or her deductions during a payment period. Unless a participant files a new authorization or withdraws from the 2000 ESPP, the deductions and purchases under the authorization the participant has filed with the Company will continue from the payment period to succeeding payment periods as long as the 2000 ESPP remains in effect.

     All payroll deductions made for a participant are credited to the participant’s account under the 2000 ESPP and are held without interest. Funds received by the Company pursuant to exercises under the 2000 ESPP are used for general corporate purposes. A participant may not make any additional payments into his or her account.

     Withdrawal. Generally, a participant may withdraw from the 2000 ESPP at any time prior to the last day of a payment period by delivering a withdrawal notice to the Company. However, once a participant withdraws from a particular payment period, that participant may not participate again in the same payment period. To participate in a subsequent payment period, the participant must deliver to the Company a new authorization agreement.

     Termination of Employment. Upon termination of a participant’s employment for any reason, including disability or death, he or she will be deemed to have elected to withdraw from the 2000 ESPP and the payroll deductions credited to the participant’s account during the payment period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto, and such participant’s option will automatically be terminated. Regardless, eligible employment will be treated as continuing while a participant is on military leave, sick leave or other bona fide leave of absence, for up to ninety (90) days, or for so long as the participant’s right to reemployment is guaranteed by either statute or by contract, if longer than ninety (90) days.

     Adjustments. In the event that the shares of Company’s common stock are subdivided or combined into a greater or small number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or a similar event, the shares of common stock are exchanged for other securities of the Company, each participant will be entitled to purchase the number of shares or other securities that he or she would have been entitled to purchase except for such Company action and any appropriate adjustments will be made to the purchase price to reflect such a change. In the event that the Company issues any of its shares as a stock dividend, each participant, upon the exercise of his or her option, will be entitled to receive the shares as to which participant is exercising his or her option and such number of shares in which such stock dividend or dividends were declared or paid and such amount of cash which the participant would have received if the participant had been the holder of the shares as to which he or she is exercising his or her option at all times between the granting of the option and its exercise. Upon the occurrence of the events described above, the class and aggregate number of shares available for issuance under the 2000 ESPP will also be adjusted.

     Merger or Change of Control. In the event of a merger or a sale of substantially all of the Company’s assets, the Committee with respect to the options outstanding under the 2000 ESPP will either (i) make appropriate provisions for the continuation of the options by arranging for the substitution of the shares then subject to outstanding options or (ii) terminate each participant’s options in exchange for a cash payment.

     Amendment and Termination of the Plan. The Committee may at any time and for any reason terminate or amend the 2000 ESPP but no such termination can affect options previously granted. Unless terminated sooner by the Committee, the 2000 ESPP will terminate on December 31, 2009. No amendment will be effective unless it is approved by the holders of a majority of the votes cast at a duly held stockholders’ meeting if such amendment would (i) increase the number of shares available for issuance under the 2000 ESPP; (ii) change the class of employees eligible to receive options under the 2000 ESPP, or (iii) cause Rule 16b-3 of the Securities Exchange Act of 1934, as amended, to become inapplicable to the 2000 ESPP.

Number of Shares Purchased by Executive Officers and Directors

     Given that the number of shares that may be purchased under the 2000 ESPP is determined, in part, on the stock’s market value on the first and last day of the enrollment period and given that participation in the 2000 ESPP is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable. Our directors are not eligible to participate in the 2000 ESPP. For illustrative purposes, the following table sets forth (a) the number of shares of our common stock that were purchased during the fiscal year ended December 31, 2007 under the 2000 ESPP, and the (b) average price per share purchase price paid for such shares.

Number of
Shares Purchased
	Under the 2000	Average Per
	Employee Stock	Share Purchase
Name	Purchase Plan in 2007	Price ($)
Executive Officers	—	—
Richard M. Feldt	—	—
Michael El-Hillow	—	—
Dr. J. Terry Bailey	2,298	7.18
Richard G. Chleboski	—	—
Dr. Brown F. Williams	2,889	7.22
Rodolfo Archbold	—	—
Carl Stegerwald	—	—
Gary Pollard	—	—
Directors
Tom L. Cadwell	—	—
Allan H. Cohen	—	—
Dr. Peter W. Cowden	—	—
Edward C. Grady	—	—

Federal Income Tax Consequences

     Certain Federal Income Tax Information. The following is a brief summary of the general effect of federal income taxation upon participants and us with respect to shares purchased under the 2000 ESPP.

     The 2000 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Code Section 423, as amended. Under these provisions, no income will be taxable to a participant until the shares purchased under the 2000 ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon how long the shares have been held by the participant. If the shares are sold or otherwise disposed of more than two years from the first day of the particular payment period in which such shares were acquired and more than one year after the actual exercise (purchase) date, the participant will recognize ordinary income equal to the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (2) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable payment period in which such shares were acquired. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of the aforementioned periods (a “disqualifying disposition”), the participant will recognize ordinary income equal to the excess of (1) the fair market value of the shares on the date the shares are purchased over (2) the purchase price. Any additional gain or loss on such sale or disposition will be capital gain or loss, which will be long-term if the shares are held for more than one year. We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a disqualifying disposition.

Vote Required and Recommendation of the Board of Directors

     The affirmative vote of a majority of shares of our common stock present at the meeting in person or by proxy and entitled to vote is required to approve the amendment of our 2000 Employee Stock Purchase Plan.

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE AMENDMENT OF THE COMPANY’S 2000 EMPLOYEE STOCK PURCHASE.

STOCKHOLDER PROPOSALS

     For a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the 2009 Annual Meeting of Stockholders, the written proposal must be received at our offices at 138 Bartlett Street, Marlboro, Massachusetts 01752 no later than January 13, 2009. If the date of the 2009 Annual Meeting of Stockholders is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting of Stockholders, the deadline for inclusion of proposals in the Company’s proxy statement is instead a reasonable time before the Company begins to print and mail its proxy materials. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

     For a stockholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8, the stockholder must provide the information required by the Company’s bylaws and give timely notice to the Company in accordance with the Company’s bylaws, which, in general, require that the notice be received by the Company not earlier than the close of business on December 14, 2009, and not later than the close of business on January 13, 2009. If the date of the stockholder meeting is moved more than 30 days before or 60 days after the anniversary of the 2008 Annual Meeting of Stockholders, then notice of a stockholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8 must be received no earlier than the close of business on the 90th day prior to the meeting and no later than the close of business on the later of the following two dates: (i) the 60th day prior to the meeting or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. The matters proposed to be brought before the meeting also must be proper matters for stockholder action. A copy of the relevant bylaw provision is available upon written request to Evergreen Solar, Inc., 138 Bartlett Street, Marlboro, Massachusetts 01752, Attention: Secretary.

APPENDIX A

EVERGREEN SOLAR, INC.

Audit Committee Charter

(as amended and restated May 6, 2008)

A. STATEMENT OF POLICY

     The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board of Directors”) of Evergreen Solar, Inc. (the “Corporation”) is to assist the Board in fulfilling its responsibilities to the stockholders, potential stockholders, and investment community, by assisting in the Board of Director’s oversight of: the quality and integrity of the Corporation’s financial statements and accounting practices, the systems of internal accounting and financial controls, the independent accounting firm’s qualifications and independence, and the performance of the Corporation’s independent accounting firm. Further, the Committee shall produce the Committee’s report to be included in the Corporation’s annual proxy statement.

     This Charter specifies the structure, processes and membership requirements of the Committee and the scope of the responsibilities of the Committee and the manner in which those responsibilities shall be performed.

     This Charter is intended as a component of the governance framework within which the Board of Directors, assisted by its committees, directs the affairs of the Corporation. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Corporation’s Certificate of Incorporation and By-Laws, it is not intended to establish any legally binding obligations.

B. PURPOSE AND SCOPE

     The Committee shall exercise the responsibilities and duties set forth below, including but not limited to: (a) appointing, compensating and retaining the Corporation’s independent public accountants, (b) overseeing the work performed by any independent public accountants, including conduct of the annual audit and quarterly reviews, (c) establishing policies for finance and accounting related consulting and advisory work, including but not limited to tax and internal audit related issues, (d) assisting the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Corporation to the Securities and Exchange Commission (the “SEC”), the Corporation’s stockholders or to the general public, and (ii) the Corporation’s internal control over financial reporting, (e) recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of the Corporation’s financial condition and results of operations, (f) establishing procedures designed to facilitate (i) the receipt, retention and treatment of complaints relating to accounting, internal control over financial reporting or auditing matters and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters, and (g) engaging advisors as necessary.

     The Corporation’s management team is responsible for designing and implementing the Corporation’s accounting and financial reporting systems. Management is responsible for preparing the financial statements of the Corporation, including ensuring the completeness, accuracy and conformity to generally accepted accounting principles of the financial statements, and for planning the annual audit of such financial statements.

     The Corporation’s independent registered public accounting firm is responsible for auditing (1) the Corporation’s annual financial statements, (2) management’s assessment of the effectiveness of the Corporation’s internal control over financial reporting and (3) the effectiveness of the Corporation’s internal control over financial reporting. Further, the independent public accountants will be responsible for reviewing the Corporation’s unaudited financial statements prior to their inclusion in quarterly filings with the SEC.

C. COMPOSITION AND MEETINGS

     The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, each of whom shall (i) meet the independence and audit committee composition requirements promulgated by the SEC, the National Association of Securities Dealers, any exchange upon which securities of the Corporation are traded, or any governmental or regulatory body exercising authority over the Corporation (each a “Regulatory Body”

Appendix A-1

and collectively, the “Regulatory Bodies”), as in effect from time to time, (ii) not have participated in the preparation of the financial statements of the Corporation at any time during the past three years, and (iii) be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

     All members of the Committee shall be “financially literate,” which is defined as having a basic understanding of finance and accounting and having the ability to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement. At least one member of the Committee shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. At least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC.

     The Committee shall ensure that all necessary and proper disclosures shall be made in all applicable filings with the SEC as to composition of the Committee. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant. Independence and financial ability is to be determined by the Board of Directors in its business judgment.

     The members of the Committee shall be elected annually by the Board of Directors, after considering the recommendations of the Nominating and Corporate Governance Committee, and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership. In the absence of the Chairman at a duly convened meeting, the Committee shall select a temporary substitute from among its members.

     The Committee shall meet on a regularly-scheduled basis at least four times per year or more frequently as circumstances dictate. The Committee shall meet at least quarterly with the Corporation’s independent auditors in separate executive sessions or provide the opportunity for full and frank discussion without members of senior management present. The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

     The Committee shall establish its own schedule and rules of procedure. Meetings of the Committee may be held telephonically. A majority of the members of the Committee shall constitute a quorum sufficient for the taking of any action by the Committee.

D. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Committee shall:

Document Review

1.	Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually.

2.	Review and discuss with representatives of management and representatives of the independent accounting firm the Corporation’s audited annual financial statements prior to their filing as part of the Corporation’s annual report on Form 10-K with the SEC. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Corporation’s annual report on Form 10-K. The Committee shall also review and discuss with representatives of management and representatives of the independent accounting firm the Corporation’s quarterly unaudited financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, prior to their inclusion in the Corporation’s quarterly SEC filings on Form 10-Q.

3.	Take steps designed to ensure that the independent accounting firm reviews the Corporation’s interim financial statements prior to their inclusion in the Corporation’s quarterly reports on Form 10-Q using professional standards and procedures for conducting such reviews.

Independent Accounting Firm

4.	Have sole authority and be directly responsible for the appointment, compensation, retention (including the authority not to retain or to terminate) and oversight of any independent accounting firms engaged by the Corporation for the purpose of preparing or issuing an audit report or related work. The authority of the

Appendix A-2

Committee shall include the sole authority to approve the hiring and firing of the Corporation’s independent auditors, all engagement fees and terms and all non-audit engagements as may be permissible with the Corporation’s independent auditors.

5.	Approve in advance any and all audit and non-audit services to be performed by the independent accounting firm and adopt and implement policies for such pre-approval.

6.	Determine funding necessary for compensation of any independent accounting firms and notify the Corporation of anticipated funding needs of the Committee.

7.	Be directly responsible for the resolution of any disagreements between management and the Corporation’s independent accounting firm regarding financial reporting matters.

8.	Review and provide guidance with respect to the external audit and the Corporation’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the Corporation’s independent auditors regarding relationships and services with the Corporation which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent auditors peer review conducted every three years; (iv) discussing with the Corporation’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (v) reviewing reports submitted to the audit committee by the Corporation’s independent auditors in accordance with the applicable SEC requirements. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take appropriate action to oversee the independence of the Corporation’s independent accounting firm.

9.	Perform the following activities: (i) meet with the independent accounting firm and financial management for the Corporation to review the scope of the proposed external audit for the current year; (ii) require that independent accounting firm inform the Committee of any significant changes in the independent auditors’ original audit plan; and (iii) evaluate the performance of the independent accounting firm and consider corrective measures, including the discharge of the independent accounting firm, when circumstances warrant.

Financial Reporting Processes

10.	Review on a continuing basis the adequacy of the Corporation’s internal control over financial reporting, including meeting periodically with the Corporation’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Corporation’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure. The Committee’s responsibilities under this paragraph shall include a review of and discussion with management and the Corporation’s independent auditors regarding management’s report on internal control over financial reporting and the independent auditors’ attestation and report on management’s assertions, as required by Section 404 of the Sarbanes-Oxley Act of 2002, as well as the preparation and content of any officer certifications required by the Sarbanes-Oxley Act of 2002 or the SEC to be filed with the Corporation’s Quarterly Reports of From 10-Q, Annual Reports on Form 10-K or any other periodic report filed with the SEC.

11.	Regularly review the Corporation’s critical accounting policies and accounting estimates resulting from the application of these policies and inquire at least annually of the Corporation’s independent accounting firm as to whether it has any concerns relative to the quality of management’s accounting policies.

12.	Review, in conjunction with counsel, any legal matters that could have a significant impact on the Corporation’s financial statements.

Compliance

13.	Engage outside advisors, including but not limited to, counsel, independent accounting consultants and/or other experts, as it determines necessary to carry out its duties.

Appendix A-3

14.	Determine funding necessary for ordinary administrative expenses of the Committee and for compensation of any outside advisors to be engaged by the Committee and notify the Corporation of anticipated funding needs of the Committee.

15.	Establish procedures for (a) the receipt, retention, and treatment of complaints regarding accounting, internal control over financial reporting, or auditing matters; and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

16.	Investigate any allegations that any officer or director of the Corporation, or any other person acting under the direction of any such person, took any action to fraudulently influence, coerce, manipulate, or mislead any independent public or certified accountant engaged in the performance of an audit of the financial statements of the Corporation for the purpose of rendering such financial statements materially misleading and, if such allegations prove to be correct, take or recommend to the Board of Directors appropriate disciplinary action.

17.	Provide oversight of, and review at least annually, the Corporation’s risk management policies, including its investment policies.

Reporting

18.	If necessary, institute special investigations with full access to all books, records, facilities and personnel of the Corporation.

19.	Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the Committee to be included in the Corporation’s annual proxy statement for each annual meeting of stockholders.

20.	Instruct the Corporation’s management to disclose in its annual proxy statement for each annual meeting of stockholders, Form 10-K and Form 10-Q the approval by the Committee of any non-audit services performed by the independent accounting firm, and review the substance of any such disclosure and the considerations relating to the compatibility of such services with maintaining the independence of the accounting firm.

Other

21.	Review and, if appropriate, approve all related party transactions for potential conflict of interest situations on an ongoing basis.

22.	Conduct a self-evaluation of the Committee at least annually to determine whether it is functioning effectively, and provide the results of such evaluation to the Board for discussion. The assessment may include an evaluation of the Committee’s contribution as a whole and a review of any specific areas in which the Committee believes it can make a better contribution to the governance of the Corporation. The purpose of any review should be to improve the performance of the unit and not to target the performance of any individual Committee member.

     Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board of Directors (or committee thereof) in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors (or committee thereof).

     Members of the Committee may not receive any compensation from the Corporation, except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

     The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided that (i) the fees related to any such service do not exceed an amount to be established from time to time by the Committee, and (ii) such pre-approval decision is presented to the full Committee at its scheduled meetings.

     While the Committee has the responsibilities and powers set forth in this Charter, the Committee is not responsible for planning or conducting audits, establishing the Corporation’s accounting and financial reporting systems or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

***

Appendix A-4

APPENDIX B

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
EVERGREEN SOLAR, INC.

     Evergreen Solar, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation, at a meeting of the Board of Directors on March 11, 2008, in accordance with the provisions of Section 141(b) of the General Corporation Law of the State of Delaware, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, as amended. The resolution setting forth the proposed amendment is as follows:

     RESOLVED: That a proposed amendment to the Certificate of Incorporation of the Corporation, as amended (the “Amendment”), effecting a change in the first paragraph of Article FOURTH thereof, so that said first paragraph of Article FOURTH shall read in its entirety as set forth below, is hereby approved, and is recommended to the stockholders of the Corporation (the “Stockholders”) for approval as being advisable and in the best interests of the Corporation:

“FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 277,227,668 shares, consisting of (i) 250,000,000 shares of common stock, with a par value of $.01 per share (the “Common Stock”) and (ii) 27,227,668 shares of Preferred Stock, with a par value of $.01 per share (the “Preferred Stock”), of which 26,227,668 shares shall be designated Series A Convertible Preferred Stock.”

     SECOND: That the stockholders of the Corporation duly approved such resolution at the annual meeting of stockholders held on June 18, 2008 by affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the subject matter in accordance with the provisions of Section 216 of the General Corporation Law of the State of Delaware.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 216 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this 18th day of June, 2008.

EVERGREEN SOLAR, INC.

By:
Michael El-Hillow, Chief Financial Officer
and Secretary

Appendix B

APPENDIX C

EVERGREEN SOLAR, INC.
AMENDED AND RESTATED 2000 STOCK OPTION AND INCENTIVE PLAN

1. Purpose and Eligibility.

     The purpose of this Amended and Restated 2000 Stock Option and Incentive Plan (the “Plan”) of Evergreen Solar, Inc. (the “Company”) is to provide stock options and other equity interests in the Company (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a “Participant.” Additional definitions are contained in Section 10.

2. Administration.

     a. ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board, in its sole discretion, shall have the authority to grant and amend Awards, subject to Section 9(g), to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

     b. APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean such Committee or the Board. Any awards granted to non-employee directors shall be administered by a committee of the Board consisting solely of non-employee directors of the Company.

     c. DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

3. Stock Available for Awards.

     a. NUMBER OF SHARES. Subject to adjustment under Section 3(c), the aggregate number of shares of Common Stock, $.01 par value, of the Company (the “Common Stock”) that may be issued pursuant to the Plan is twelve million one hundred and fifty thousand shares (12,150,000). If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan; provided, however, that the cumulative number of such shares that may be so reissued under the Plan will not exceed twelve million one hundred and fifty thousand shares (12,150,000) shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. No more than 5% of the total number of shares authorized for issuance pursuant to this Plan may be granted as Restricted Stock Awards, Restricted Stock Units Performance Shares, Stock Appreciation Rights or other share-based Awards (other than Options) which vest within less than one year after the date of grant. With respect to such Awards in excess of 5% of the total number of shares authorized for issuance pursuant to this Plan (i) the vesting period for Awards with performance-based vesting provisions shall not be less than one (1) year and (ii) the vesting period for Awards with time-based vesting provisions shall not be less than three (3) years.

     b. PER-PARTICIPANT LIMIT. Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to purchase more than 500,000 shares of Common Stock.

     c. ADJUSTMENT TO COMMON STOCK. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for

Appendix C-1

Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 9(e)(i) applies for any event, this Section 3(c) shall not be applicable.

4. Stock Options.

     a. GENERAL. The Board may grant options to purchase Common Stock (each, an “Option” and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

     b. INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option”.

     c. EXERCISE PRICE. The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify it in the applicable option agreement. The exercise price for an Option shall not be less than 100% of the fair market value per share of Common Stock on the date of grant.

     d. DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement. Each Option shall terminate no later than ten (10) years from the date of grant.

     e. EXERCISE OF OPTION. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(f) for the number of shares for which the Option is exercised.

     f. PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

5. Restricted Stock.

     a. GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

     b. TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

Appendix C-2

     c. SECTION 162(m) PERFORMANCE RESTRICTIONS. For purposes of qualifying Restricted Stock Awards as “performance-based compensation “under Section 162(m) of the Code, the Board, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Board on or before the latest date permissible to enable the Restricted Stock Award to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting a Restricted Stock Award which is intended to qualify under Section 162(m) of the Code, the Board shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

6. Stock Appreciation Rights.

     a. GRANT. Subject to the terms and conditions of the Plan, Stock Appreciation Rights (“SARs”) may be granted to Participants at any time and from time to time as shall be determined by the Board, in its sole discretion. The Board shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any fiscal year no Participant may be granted SARs covering more than 500,000 Shares.

     b. EXERCISE PRICE AND OTHER TERMS. The Board, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of an SAR shall not be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date of grant.

     c. SAR AGREEMENT. Each SAR shall be evidence by a written award agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise and such other terms and conditions as the Board, in its sole discretion, shall determine.

     d. EXPIRATION OF SARS. A SAR granted under the Plan shall expire upon the date determined by the Board, in its sole discretion, and set forth in the award agreement.

     e. PAYMENT OF SAR AMOUNT. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

     (i) The difference between the fair market value of a share of Common Stock on the date of exercise over the exercise price; multiplied by

     (ii) The number of shares of Common Stock with respect to which the SAR is exercised.

     f. PAYMENT UPON EXERCISE. At the discretion of the Board, payment for a SAR may be in cash, shares of Common Stock or a combination thereof.

7. Performance Units and Performance Shares.

     a. GRANT OF PERFORMANCE UNITS AND PERFORMANCE SHARES. Performance Units and Performance Shares may be granted to individuals eligible to receive Awards under the Plan at any time and from time to time, as shall be determined by the Board, in its sole discretion.

     b. NUMBER OF SHARES. The Board will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant, provided that during any fiscal year of the Company, no Participant shall be granted either (i) Performance Units with an initial value greater than 500,000 shares of Common Stock or (ii) more than 500,000 Performance Shares, with such grants in the aggregate being subject to the Section 3(b) 500,000 share limit.

     c. VALUE OF PERFORMANCE UNITS/ SHARES. Each Performance Unit shall have an initial value established by the Board on or before the date of grant. Each Performance Share shall have an initial value equal to the fair market value of a share of Common Stock on the date of grant.

     d. PERFORMANCE OBJECTIVES AND OTHER TERMS. The Board will set performance objectives or other vesting provisions (including, without limitation, continued status as a service provider of the Company or subsidiary) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid out to the Participants. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.”

Appendix C-3

Each award of Performance Units or Performance Shares will be evidenced by an award agreement that will specify the Performance Period, and such other terms and conditions as the Board, in its sole discretion, will determine. The Board may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Board in its discretion.

     e. SECTION 162(m) PERFORMANCE OBJECTIVES. For purposes of qualifying grants of Performance Units or Performance Shares as “performance-based compensation” under Section 162(m) of the Code, the Board, in its discretion, may determine that the performance objectives applicable to Performance Units or Performance Shares shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Units or Performance Shares to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Units or Performance Shares which are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units/ Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

     f. EARNING OF PERFORMANCE UNITS OR PERFORMANCE SHARES. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payout of the number of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit or Performance Share, the Board, in its sole discretion, may reduce or waive any performance objective or other vesting provisions for such Performance Unit or Performance Share.

     g. FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS OR PERFORMANCE SHARES. Payment of earned Performance Units or Performance Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Board, in its sole discretion, may pay earned Performance Units or Performance Shares in the form of cash, in shares of Common Stock (which have an aggregate fair market value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

     h. CANCELLATION OF PERFORMANCE UNITS OR PERFORMANCE SHARES. On the date set forth in the award agreement, all unearned or unvested Performance Units or Performance Shares will be forfeited to the Company, and again will be available for grant under the Plan.

8. Restricted Stock Units.

     a. GRANT. Subject to the terms and conditions of the Plan, Restricted Stock Units (“RSUs”) in the form of phantom stock units may be granted to Participants at any time and from time to time as shall be determined by the Board, in its sole discretion. The Board shall have complete discretion in determining the number of RSUs granted to each Participant.

     b. TERMS AND CONDITIONS. The Board shall determine the restrictions and conditions applicable to each Award of RSUs at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of an Award of RSUs is contingent on the grantee executing a written award agreement (an “RSU Award Agreement”). The terms and conditions of each such RSU Award Agreement shall be determined by the Board, and such terms and conditions may differ among individual Awards and grantees. To the extent that an Award of RSUs is subject to Section 409A of the Code (“Section 409A”), it may contain such additional terms and conditions as the Board shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A. At the end of any deferral period applicable to an Award of RSUs, such RSUs, to the extent vested, shall be settled in the form of shares of Common Stock.

     c. RIGHTS AS A STOCKHOLDER. A Participant shall have the rights as a stockholder only as to shares of Common Stock acquired by the Participant upon settlement of an award of RSUs; provided that the Participant may, in the Board’s sole discretion, be credited with dividends or dividend equivalent rights with respect to the phantom stock units underlying the Participant’s RSUs, subject to such terms and conditions as the Board may determine.

Appendix C-4

     d. TERMINATION. Except as may otherwise be provided by the Board either in the RSU Award Agreement or, subject to Section 10(g) below, in writing after the RSU Award Agreement is issued, a Participant’s right in all RSUs that have not vested shall automatically terminate upon the Participant’s termination of employment (or cessation of service relationship) with the Company and its subsidiaries for any reason.

9. General Provisions Applicable to Awards.

     a. TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     b. DOCUMENTATION. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan provided that such terms and conditions do not contravene the provisions of the Plan.

     c. BOARD DISCRETION. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

     d. TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

     e. ACQUISITION OF THE COMPANY.

     (i) CONSEQUENCES OF AN ACQUISITION. Unless otherwise expressly provided in the applicable Option or Award, upon the occurrence of an Acquisition, the Board or the board of directors of the surviving or acquiring entity (as used in this Section 9(e)(i), also the “Board”), shall, as to outstanding Awards (on the same basis or on different bases, as the Board shall specify), make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or acquiring corporation or (c) such other securities as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition. In addition to or in lieu of the foregoing, with respect to outstanding Options, the Board may, upon written notice to the affected optionees, provide that one or more Options then outstanding shall become immediately exercisable in full or in part and that such Options must be exercised within a specified number of days of the date of such notice, at the end of which period such Options shall terminate; or provide that one or more Options then outstanding shall become immediately exercisable in full or in part and shall be terminated in exchange for a cash payment equal to the excess of the fair market value (as determined by the Board in its sole discretion) for the shares subject to such Options over the exercise price thereof.

     (ii) ACQUISITION DEFINED. An “Acquisition” shall mean: (x) any merger or consolidation after which the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such event; or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other acquisition of the business of the Company, as determined by the Board.

Appendix C-5

     (iii) ASSUMPTION OF OPTIONS UPON CERTAIN EVENTS. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions, as the Board considers appropriate in the circumstances.

     (iv) PARACHUTE AWARDS. If, in connection with an Acquisition, a tax under Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code), then the number of Awards which shall become exercisable, realizable or vested as provided in such section shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Participant (the Awards not becoming so accelerated, realizable or vested, the “Parachute Awards”); PROVIDED, HOWEVER, that if the “aggregate present value” of the Parachute Awards would exceed the tax that, but for this sentence, would be imposed on the Participant under Section 4999 of the Code in connection with the Acquisition, then the Awards shall become immediately exercisable, realizable and vested without regard to the provisions of this sentence. For purposes of the preceding sentence, the “aggregate present value” of an Award shall be calculated on an after-tax basis (other than taxes imposed by Section 4999 of the Code) and shall be based on economic principles rather than the principles set forth under Section 280G of the Code and the regulations promulgated thereunder. All determinations required to be made under this Section 9(e)(iv) shall be made by the Company.

     f. WITHHOLDING. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (as determined by the Board or as determined pursuant to the applicable option agreement). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     g. AMENDMENT OF AWARDS. The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant. Notwithstanding the foregoing or any other provision of the Plan, the Board may not amend the terms of any Option to effect a pricing without the approval of the shareholders. For the purposes of the foregoing sentence, the term “repricing” shall mean any of the following or any other action that has the same effect: (i) lowering the exercise price of an Option after it is granted, (ii) buying-out an outstanding Option at a time when its exercise price exceeds the fair market value of the underlying stock for cash or shares, or (iii) any other action that is treated as a repricing under generally accepted accounting principles, or (iv) canceling an Option at a time when its exercise price exceeds the fair market value of the underlying stock in exchange for another Option, Restricted Stock Awards, or other Awards or equity of the Company, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, or similar corporate transaction.

     h. CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     i. ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.

Appendix C-6

10. Miscellaneous.

     a. DEFINITIONS.

     (i) “ANNUAL REVENUE” means the Company’s or a business unit’s net sales for the fiscal year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the fiscal year, the Board shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

     (ii) “CASH POSITION” means the Company’s level of cash and cash equivalents.

     (iii) “COMPANY” for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of Evergreen Solar, Inc., as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of Evergreen Solar, Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

     (iv) “CODE” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

     (v) “EARNINGS PER SHARE” means as to any fiscal year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

     (vi) “EMPLOYEE” for purposes of eligibility under the Plan shall include a person to whom an offer of employment has been extended by the Company.

     (vii) “INDIVIDUAL OBJECTIVES” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Board (in its discretion).

     (viii) “NET INCOME” means as to any fiscal year, the income after taxes of the Company for the fiscal year determined in accordance with generally accepted accounting principles, provided that prior to the fiscal year, the Board shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

     (ix) “OPERATING CASH FLOW” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally accepted accounting principles.

     (x) “OPERATING INCOME” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

     (xi) “PERFORMANCE GOALS” means the goal(s) (or combined goal(s)) determined by the Board (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Individual Objectives, (e) Net Income, (f) Operating Cash Flow, (g) Operating Income, (h) Return on Assets, (i) Return on Equity, (j) Return on Sales, and (k) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award.

     (xii) “RETURN ON ASSETS” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

     (xiii) “RETURN ON EQUITY” means the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

Appendix C-7

     (xiv) “RETURN ON SALES” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

     (xv) “TOTAL SHAREHOLDER RETURN” means the total return (change in share price plus reinvestment of any dividends) of a share of Company Common Stock.

     b. NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

     c. NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

     d. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective upon adoption by the Board. No Awards shall be granted under the Plan after April 16, 2018, but Awards previously granted may extend beyond that date.

     e. AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, any amendments that permit stock option repricing under the Plan, will be subject to approval by the stockholders of the Company. The affirmative vote of a majority of shares of the Company’s common stock present in person or by proxy at any annual meeting or special meeting of stockholders will be required to either (i) materially increase the aggregate number of securities that may be issued under the Plan or (ii) materially modify the requirements as to eligibility for participation under the Plan.

     f. GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of Delaware, without regard to any applicable conflicts of law.

***

Approved by the Board of Directors of the Company: April 16, 2008
Approved by the Stockholders of the Company: [June 18], 2008

Appendix C-8

APPENDIX D

FIRST AMENDMENT TO EVERGREEN SOLAR, INC.
AMENDED AND RESTATED 2000 EMPLOYEE STOCK PURCHASE PLAN

     Pursuant to the Pursuant to the powers reserved to it in Article XV of the Evergreen Solar, Inc. 2000 Employee Stock Purchase Plan, as amended (the “2000 Plan”), the Board of Directors of Evergreen Solar, Inc. hereby amends the Plan, subject to stockholder approval, effective as of April 15, 2008, as follows:

1.	The first sentence of Article XV is hereby deleted and replaced in its entirety with the following:

“Unless terminated sooner as provided below, the Plan shall terminate on April 16, 2018”

2.	Except as so amended, the Plan in all other respects is hereby confirmed.

     IN WITNESS WHEREOF, the Board of Directors of Evergreen Solar, Inc. has caused this Amendment to the 2000 Plan to be duly executed on this [18th day of June], 2008.

EVERGREEN SOLAR, INC.

By:
Michael El-Hillow
Secretary

Appendix D

EVERGREEN SOLAR, INC. 138 BARTLETT STREET MARLBORO, MA 01752
VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Evergreen Solar, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Evergreen Solar, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	EVRGS1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors unanimously recommends a vote "FOR" the listed nominee and a vote "FOR" proposals 2, 3, 4 and 5.		For All	Withold All	For All Except

Vote on Director Nominee: Allan H. Cohen		☐	☐	☐

1.	To re-elect the one member of the Board of Directors to serve as a Class II Director for a term of three years or until his or her successor is duly elected and qualified.
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		For	Against	Abstain

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the current year.	☐	☐	☐

3.	To approve an increase in the total number of authorized shares of our common stock from 150,000,000 to 250,000,000.	☐	☐	☐

4.	To approve the amendment and restatement of our 2000 Stock Option and Incentive Plan.	☐	☐	☐

5.	To approve an amendment of our 2000 Employee Stock Purchase Plan.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.			☐	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10K are available at www.proxyvote.com.

EVERGREEN SOLAR, INC. Proxy for Annual Meeting of Stockholders June 18, 2008 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard M. Feldt and Michael El-Hillow, and each of them, as proxyholders and attorneys-in-fact of the undersigned, with full power of substitution to vote all shares of stock of Evergreen Solar, Inc. (the "Company") which the undersigned is entitled to vote at the 2008 Annual Meeting of Stockholders of Evergreen Solar, Inc. to be held on Wednesday, June 18, 2008, at 10:00 a.m. Eastern Time, at the Courtyard by Marriott, 75 Felton Street, Marlboro, MA 01752, and at any continuation or adjournments thereof, with all powers that the undersigned would have if personally present at the meeting. In their discretion, the proxy holders are authorized to vote upon such other business and matters incident to the conduct of meetings as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated on or about May 13, 2008, and a copy of the Evergreen Solar, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2007. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Evergreen Solar, Inc., gives notice of such revocation.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)